   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON            , 1999.
                                              REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           THE RECOVERY NETWORK, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

              COLORADO                               7812                              39-1731029
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                           1411 5TH STREET, SUITE 250
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-3979

         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                WILLIAM D. MOSES
                                   PRESIDENT
                           THE RECOVERY NETWORK, INC.
                           1411 5TH STREET, SUITE 250
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-3979
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:
                        BECKMAN, MILLMAN & SANDERS, LLP
                                116 JOHN STREET
                            NEW YORK, NEW YORK 10038
                           TELEPHONE: (212) 406-4700
                           TELECOPIER: (212) 406-3750

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF          AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED               SECURITY                 PRICE              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock par value $0.01
per share...................       1,680,000(1)                $0.32                 $537,600                 $156.00
----------------------------------------------------------------------------------------------------------------------------
Common Stock par value $0.01
per share...................       1,000,000(2)                $0.01                  $10,000                   $3.00
----------------------------------------------------------------------------------------------------------------------------
Common Stock par value $0.01
per share...................         102,915(3)                $0.32                  $32,933                  $10.00
----------------------------------------------------------------------------------------------------------------------------
Total Registration Fee..............................................................................          $169.00(2)
----------------------------------------------------------------------------------------------------------------------------
Previously Paid.....................................................................................          $435.00
----------------------------------------------------------------------------------------------------------------------------
Paid With This Filing...............................................................................            $0
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


(1) Includes (a) the estimated number of shares that may be issued upon the exercise of the reset right provision contained in the Subscription Agreement and (b) the estimated number of shares issuable upon the exercise of certain outstanding purchase warrants.

(2) Pursuant to Rule 457(c) of the Securities Act, calculated based upon the average of the bid and asked price of the Common Stock as of August 10, 1998.

(3) Issuable upon exercise of certain warrants.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                              2,782,915 Shares of
                           THE RECOVERY NETWORK, INC.
                                  Common Stock

     This Prospectus relates to an aggregate of 2,782,915 shares (the "Shares") of Common Stock, $.01 par value per shares ("Common Stock"), of The Recovery Network, Inc. (the "Company") which may be offered and sold from time to time, by the Selling Shareholders named herein (the "Selling Shareholders"), consisting of (i) 350,000 shares of Common Stock issued to certain subscribers (the "Subscribers") pursuant to each Subscription Agreement dated June 10, 1999 between the Company and each of the Subscribers (collectively, the
"Agreements"); (ii)                shares of Common Stock, representing an
estimate of shares issuable to the Subscribers pursuant to certain provisions of the Agreements, including but not limited to exercise of the Reset Rights by the Subscribers and exercise of the Put Rights by the Company; (iii) 175,000 shares of Common Stock reserved for issuance to the Subscribers upon their exercise of warrants issued pursuant to the Agreements and exercisable at an exercise price of $0.35 per share until June 10, 2002 (the "Warrants"); (iv) an aggregate of 35,000 shares of Common Stock issued to certain parties who served as placement agents (the "Placement Agents") in the Private Placement (as defined herein);
(v) an aggregate of 1,000,000 shares of Common Stock issuable upon the exercise of warrants issued to various Noteholders (as defined herein); and (vi) an aggregate of 102,915 shares of Common Stock issuable pursuant to an agreement held by an individual. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders".

     The Shares may be offered for sale from time to time by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Shareholders or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), and any discounts, commissions and concessions and any profits realized on any sale of the Shares may be deemed to be underwriting compensation. See "Selling Shareholders" and "Plan of Distribution".

     The Common Stock is listed on the Nasdaq Bulletin Board as OTC BB: RNET.
                           -------------------------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
  AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
          ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 8.
                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                           -------------------------

                  The date of this Prospectus is June 30, 1999

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference includes, but is not limited to, those discussed in "Risk Factors."

                                  THE COMPANY

     Recovery Network, Inc. (the "Company") is a digital media company drawing on the converging digital technologies of the Internet and cable television to deliver alternative and behavioral health programming, products and services to a national audience.

     The Recovery Network cable television programming service reaches approximately 5.0 million cable households. The Recovery Television Network will serve to market and drive traffic to the Company's web site, thereby enhancing e-commerce revenue generation opportunities including sales of books, tapes, herbs and vitamins, tele-counseling services, and other behavioral health programming, services and products ideally suited to its target audience.

     RnetHealth.com, the internet operation, will provide a branded, integrated, Web-based solution via a public platform for consumers, as well as, a business to business platform for the administrative, communications and information needs of managed care companies, insurance companies and employers.

     The Company's primary market is those impacted by social and behavioral health issues (i.e. substance abuse, domestic violence, depression, eating disorders, et al) that are interested in traditional and alternative solutions. This market represents over 100 million Americans at a cost to the economy in excess of five hundred billion dollars annually in increased health care expenses, crime and lost productivity.

     Recovery Network's National Partnership for Recovery and Prevention (NPRP) consists of over 50 prominent national health, recovery and prevention organizations that represent over 40 million people throughout the United States.

                                  THE OFFERING

SECURITIES OFFERED BY THE SELLING
  SHAREHOLDER.....................     2,782,915 shares(a)

COMMON STOCK OUTSTANDING BEFORE
AND AFTER THE OFFERING HEREBY.....     15,493,407 shares(b)

NASDAQ SYMBOL.....................     OTC BB: RNET
-------------------------
(a) Includes: (i) 350,000 shares of Common Stock issued to the Subscribers pursuant to the Agreements; (ii) 1,120,000 shares of Common Stock, representing an estimate of shares issuable to the Subscribers pursuant to certain provisions of the Agreements, including but not limited to exercise of the Reset Rights by the subscribers and exercise of the Put Rights by the Company; (iii) 175,000 share of Common Stock reserved for issuance pursuant to the Warrants; and (iv) an aggregate of 35,000 shares of Common Stock issued to the Placement Agents in the Private Placement.

(b) Represents shares of Common Stock outstanding as of June 24, 1999. As the offering relates to shares of Common Stock to be sold from time to time by the Selling Shareholders, no additional shares of Common stock will be outstanding as a result of the offering hereby. Does not include: (i) 1,253,605 shares of Common Stock issuable upon exercise of stock options granted to employees and consultants of the Company; (ii) 2,415,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants (as defined herein); (iii) 420,000 shares of Common Stock issuable upon exercise of warrants granted to Whale Securities Co., L.P.; (iv) 515,498 shares of Common Stock issuable upon exercise of warrants issued by the Company, including 500,000 shares of Common Stock issuable upon exercise of the Financing Warrants (as defined herein); (v) an indeterminable number of shares of Common Stock issuable by the Company if it fails to register, or to maintain an effective registration statement with respect to, the Financing Shares (as defined herein), the shares of Common Stock issuable upon exercise of the Financing Warrants; (vi) an indeterminable number of shares of Common Stock over the number of shares of Common Stock offered hereby that are issuable by the Company pursuant to the Reset Rights and the Put Rights; (vii) 157,096 share of Common Stock that are issuable to the Subscribers but, pursuant to the rules of the Nasdaq SmallCap Market, may not be issued by the Company without the approval of the Company's shareholders.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial data set forth below is derived from and should be read in conjunction with the audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                    NINE MONTH PERIOD              FISCAL YEAR
                                     ENDED MARCH 31,                JUNE 30,
                                       (UNAUDITED)                  (AUDITED)
                                -------------------------   -------------------------
                                   1998          1999          1997          1998
                                -----------   -----------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenues......................  $   409,202   $   947,392   $    33,464   $   894,758
Net loss......................  $(5,210,003)  $(5,640,951)  $(3,817,652)  $(8,261,734)
Basic and diluted loss per
  share.......................  $     (1.27)  $      (.75)  $     (1.87)  $     (1.91)
Weighted average number of
  shares outstanding..........    4,116,757     7,566,733     2,044,339     4,336,405

                                                      AT MARCH 31, 1999
                                                         (UNAUDITED)
                                                -------------------------------
                                                   ACTUAL        PRO FORMA(a)

BALANCE SHEET DATA:
Working deficit................................  $(2,184,271)    $(1,859,771)
Total assets...................................    1,901,625       2,226,125
Total liabilities..............................    2,672,368       2,672,368
Shareholders' deficit..........................     (770,743)       (446,243)

(a) Gives effect to the issuance of 350,000 shares of Common Stock to the Subscribers for net proceeds of approximately $324,500 and 35,000 shares of Common Stock issued to the placement agents. Does not give effect to any additional shares of Common Stock that may be issuable pursuant to the exercise of warrants to purchase 175,000 shares of Common Stock or pursuant to any other provision of the Agreements or pursuant to exercise of any outstanding options or warrants.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all the other information included or incorporated by reference in this prospectus, before you decide whether to purchase shares of out common stock.

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by the words "believe," "expect," "intend," "estimate" and similar expressions. Those statements appear in a number of places in this report and include statements regarding the intent, belief or current expectation of the Company or its directors or officers with respect to, among other things, trends affecting the Company's financial conditions and results of operations and the Company's business and growth strategies. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as "Cautionary Statements"). The accompanying information contained in this Prospectus, including the information set forth under "Plan of Operation" and "Business" identifies important factors that could cause such differences. Such forward-looking statements speak only as of the date of this report, and the Company cautions potential investors not to place undue reliance on such statements. The Company undertakes no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

     LACK OF MEANINGFUL REVENUES; SIGNIFICANT AND CONTINUING LOSSES; EXPLANATORY PARAGRAPH IN INDEPENDENT PUBLIC ACCOUNTANTS REPORT. The Company was organized in 1992, was reorganized in 1995 and was in the development stage until its acquisition of FMS in December 1997. Since its inception, the Company has been primarily engaged in test broadcasting of The Recovery Network in limited markets (which was launched nationally in April 1997), affiliate marketing and development, acquisition and production of programming, establishing Recovery Talk Radio and the Help Line and forming relationships with individuals and organizations in the recovery field. Accordingly, the Company has a limited relevant operating history upon which an evaluation of the Company's performance and prospects can be made. Such prospects must be considered in light of the numerous risks, expenses, problems, and difficulties typically encountered in establishing a new business and launching and expanding a cable television network. The Company has not generated any meaningful revenues and does not expect to generate any meaningful revenues for the foreseeable future. To date, the company has incurred significant net losses, including net losses of $3,817,652 and $8,261,734 for the years ended June 30, 1997 and 1998, respectively, and losses of $5,210,003 and $5,640,951 for the nine months ended March 31, 1998 and 1999, respectively. At March 31, 1999, the Company had a deficit accumulated of $19,799,804 and, since March 31, 1999, the Company has continued to incur significant losses. The Company expects to incur substantial up-front capital expenditures and operating costs in connection with the operation and expansion of The Recovery Network (including its internet operations), satellite transmission of its programming and the development and production of television programming, which will result in significant losses for the foreseeable future. There can be no assurance that the Company will ever generate significant revenues or achieve profitable operations. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements, stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. See "Plan of Operation" and Financial Statements.

     SIGNIFICANT CAPITAL REQUIREMENTS; CONTINUING NEED FOR ADDITIONAL FINANCING. The Company's capital requirements have been and will continue to be significant, and its cash requirements have been exceeding its cash flow from operations and financing activities. During the nine-month period ended March 31, 1999, the Company's operating cash flow requirements exceeded operating cash flow sources by $3,933,652 due to among other things, losses incurred and costs associated in programming development. The Company has current arrangements with respect to, or potential sources of, additional financing (refer to 8-K filed June 15, 1999), and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. It is currently anticipated that the Company has funds sufficient to sustain operations through September 1999. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders.

     UNCERTAINTY OF ABILITY TO IMPLEMENT PLAN OF OPERATION. The Company's proposed plan of operation and prospects will be largely dependent on the success of its affiliate marketing efforts, including its ability to enter into affiliation agreements with operators of local cable systems with a significant number of subscribers or other arrangements for the airing of The Recovery Network, its ability to successfully operate under the Transponder Contract, develop or acquire sufficient television programming to enable the Recovery Network to expand its hours of broadcast, achieve significant viewer loyalty, attract advertisers and develop or enter into arrangements for the supply of products, such as videotapes, audio cassettes and books to merchandise. The Company has limited experience in developing and operating a cable television network and marketing recovery and prevention-related products and services, and there is limited information available concerning the potential performance or market acceptance of The Recovery Network and recovery and prevention-related products and services. There can be no assurance that the Company will be able to implement its business plan successfully or that unexpected expenses, problems, or technical difficulties will not occur which would result in material delays in its implementation.

     NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE OF THE RECOVERY NETWORK BY INTERNET USERS, SUBSCRIBERS AND ADVERTISERS. The Recovery Network and the Company's recovery and prevention-related products and services via the Internet involves a new business concept. As is typical in the case of a new concept, demand and market acceptance of The Recovery Network (Rnethealth.com) and recovery and prevention-related products and services are subject to a high level of uncertainty. To-date, the Company has not conducted any independent market, concept feasibility studies or any additional market testing activities, although it plans to. The Company's prospects will be significantly affected by the success of its strategic efforts to align the business with healthcare institutes and healthcare providers, the acceptance of its Internet content by potential users and subscribers and its ability to attract advertisers. Achieving market acceptance for The Recovery Network and the Company's recovery and prevention-related products and services will require significant effort and expenditures by the Company to create awareness and demand by Internet users, advertisers and other host that potentially will utilize The Recovery Network.

     UNCERTAINTY OF CONTENT DEVELOPMENT AND CONTENT ACQUISITION. The Company will be required to commit considerable time, effort, and resources to development and acquire an expansive library of content, beyond the programming it already posses. The Company's development and production efforts are subject to all of the risks inherent in the development and acquiring of new content, including unexpected delays, expenses, technical problems and difficulties, as well as the possible insufficiency of funds to complete satisfactory development and acquisitions, which could result in abandonment or substantial change in content. There can be no assurance that the Company's development and acquisition efforts will be successfully completed on a timely basis, or at all, or that unexpected events will not occur which would result in increased costs or material delays in development.

     BROADCAST INTERRUPTIONS AND EQUIPMENT FAILURES. The Company is dependent upon the Transponder Contract to provide the necessary services to enable The Recovery Network to broadcast its programming through cable systems with which the Company directly enters into affiliation agreements. It is possible that the Company could experience broadcast interruptions and equipment failures, which could last for a significant period of time. Broadcast interruptions or equipment failures affecting broadcasting of The Recovery Network's programming could adversely affect viewer perception of, and advertiser confidence in, The Recovery Network and could result in loss of advertising revenue, which could have a material adverse effect on the Company.

     RISKS RELATING TO THE DEVELOPMENT AND SUPPLY OF RECOVERY RELATED PRODUCTS; RISKS RELATED TO RECOVERY DIRECT; UNCERTAINTY OF COMMERCIAL ACCEPTANCE OF RECOVERY RELATED PRODUCTS. The Company has just recently begun to enter into arrangements for the supply of recovery and prevention-related products to market and to offer them to the public, and has generated approximately $947,000 of revenues through March 31, 1999 from its product sales activities. Development of such business is subject to all of the risks associated with the development of a new line of business, including unexpected delays, as well as insufficiency of funds to complete satisfactory development of products and services. To the extent the Company enters into arrangements for the supply of recovery and prevention-related products with third parties, the Company will be dependent upon its suppliers to, among other things, satisfy the Company's quantity and performance specifications and to dedicate sufficient production capacity to meet the Company's scheduled delivery requirements. Additionally, the Company has not conducted and does not intend to conduct any formal market studies or feasibility studies for any potential products. Achieving market acceptance for recovery and prevention-related products will require substantial marketing efforts, expenditure of significant funds and use of commercial time on The Recovery Network and Recovery Talk Radio otherwise available for sale to advertisers to inform potential customers of potential products. There can be no assurance that the Company will continue to be able to develop or enter into arrangements for the supply of recovery and prevention-related products or that the Company's efforts will result in successful product commercialization or initial or continued market acceptance for any potential recovery and prevention-related products.

     FACTORS AFFECTING CABLE TELEVISION INDUSTRY. The Company's business is concentrated in the cable television industry, which is continually evolving, and subject to rapid change. Recently, direct satellite services ("DSS") and digital cable deployment and advances in signal compression/decompression technologies have begun to create additional channel capacity and new opportunities for television networks. There can be no assurance, however, that DSS or such other technologies will be further developed or utilized to expand channel capacity. The Company's growth strategy is based, in part, upon the continued growth of the cable and DSS industries and the expected increased availability of channel capacity. If the cable industry grows slower than expected or ceases to grow or if channel capacity does not expand as rapidly as expected, or ceases to grow, the Company may not be able to enter into a sufficient number of affiliation agreements or other arrangements for the carriage of The Recovery Network, which would have a material adverse effect on the Company.

     COMPETITION. The Recovery Network will compete with all other existing and planned television networks and other television programming for available air time, channel capacity, advertiser revenue and revenue from license fees. Many of these television networks and producers of television programming are well established, have reputations for success in the development and operation of television networks and/or development of television programming, have established significant viewer loyalty and have significantly greater industry, financial, marketing, programming, personnel and other resources than the Company. In addition, if cable television channel capacity increases as the Company expects, competition from smaller competitors and other start-up television networks could increase significantly. Although the Company is not aware of any television network with programming focusing principally on Recovery Issues and Prevention Issues, there are an increasing number of recently introduced or planned cable networks which focus on overall life-style, self-improvement and health themes and there are numerous programs which address Recovery Issues and Prevention Issues. Moreover, because The Recovery Network's programming is intended to provide information and support to persons facing Recovery Issues and Prevention Issues, The Recovery Network and the Company's recovery and prevention-related products and services will compete with other products and services which perform similar functions, such as support groups, self-help videos, audio cassettes and books and helplines. There can be no assurance that the Company will be able to successfully compete for airtime, channel capacity, advertiser time or viewership.

     UNCERTAINTY OF PROTECTION OF PROPRIETARY INFORMATION. The Company has pending registration applications in the United States Patent and Trademark Office for four trademarks, including the "Recovery Network" trademark. The Company believes that its trademarks and copyrights, including "The Recovery Network" tradename and the signature look of the network, have significant value and are important to the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services. Although the Company believes that its trademarks and copyrights do not and will not infringe trademarks or violate proprietary rights of others, it is possible that existing trademarks and copyrights may not be valid or that infringement of existing or future trademarks or proprietary rights may occur. In the event the Company's trademarks or copyrights infringe trademarks or proprietary rights of others, the Company may be required to change the name of its network, proposed television shows, radio talk show or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, on acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a trademark infringement or proprietary rights violation action. Moreover, if the Company's trademarks or copyrights infringe the trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

     The Company also relies on trade secrets and proprietary know-how and employs various methods to protect its concepts, ideas and the documentation of its television programming and concepts in development. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Furthermore, although the Company has and expects to have confidentiality and non-competition agreements with its employees and appropriate consultants, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or that others will not independently develop programming similar to that of the Company.

     INSURANCE AND POTENTIAL LIABILITY. The operation of a television, radio and interactive media business subjects the Company to possible liability claims from others, including viewers, listeners and callers to the Help Line for claims arising from the unauthorized use of name or likeness, invasion of privacy, defamation and slander. The Company maintains general liability insurance (with coverage in amounts of up to $1,000,000 per occurrence and $1,000,000 per annum), including insurance relating to personal injury and advertising injury, in amounts which the Company currently considers adequate. Nevertheless, a partially or completely uninsured claim against the Company, if successful, could have a material adverse effect on the Company.

     CONTROL BY MANAGEMENT. The Company's current executive officers and directors in the aggregate, beneficially own approximately 18.7% of the outstanding Common Stock. Accordingly, such persons may have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's shareholders for approval.

     DEPENDENCE ON KEY PERSONNEL; NEED FOR QUALIFIED PERSONNEL. We are highly dependent on our executive officers and senior management, and we likely will depend on the senior management of any significant business we embark upon in the future. The loss of the services of any of our current executive officers or key employees or any member of senior management of any acquired business could have a material adverse effect on out business, results of operations and financial condition.

     NO DIVIDENDS. To date, the Company has not paid any cash dividends on the Common Stock and does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of future loan agreements or the future authorization and issuance of Preferred Stock.

     RISK OF LOW-PRICED STOCKS. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") impose sales practice and disclosure requirements on certain brokers and dealers who engage in certain transactions involving "a penny stock." Currently the Company's Common Stock is considered a penny stock for purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed on certain brokers and dealers could impede the sale of the Company's Common Stock in the secondary market. In addition, the market liquidity for the Company's securities may be severely adversely affected, with concomitant adverse effects on the price of the Company's securities.

     Under the penny stock regulations, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker or dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission ("SEC") relating to the penny stock market, unless the broker or dealer or the transaction is otherwise exempt. A broker or dealer is also required to disclose commissions payable to the broker or dealer and the registered representative and current quotation for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. However, on June 11, 1999, the Company entered into Subscription Agreements (the "Agreements") with certain Subscribers (see "Selling Shareholders"). Pursuant to the Agreements, the Company is entitled to receive proceeds up to $500,000 upon the closing of this transaction (the "Private Placement"). In addition to the proceeds received in the Private Placement, the Company may receive $1.5 million pursuant to a "put" provision in the Agreements that is subject to various conditions, including those relating to re-listing on NASDAQ and timing. There can be no assurance that the Company will exercise the Put Rights or receive any of the proceeds therefrom. The Company is using the net proceeds from the sale of the Shares to the Subscribers for working capital, general corporate purposes and for expenses from June through September 1999.

     The Company anticipates that the proceeds of the Private Placement, together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements until September 30, 1999. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Proceeds not immediately required for the purposes described above will be invested principally in short-term bank certificates of deposit, short-term securities, United States Government obligations, money market instruments and/or other interest-bearing investments.

                                DIVIDEND POLICY

     We have not paid dividend on our common stock and we do not anticipate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our operations and for general corporate purposes. The declaration in the future of any cash or stock dividends on the Common Stock will be at the discretion of the Board and will depend upon a variety of factors, including the earnings, capital requirements and financial position of the Company and general economic conditions at the time in question. In addition, the payment of cash dividends on the Common Stock in the future could be limited or prohibited by the terms of financing agreements that may be entered into by the Company (e.g., a bank line of credit or an agreement relating to the issuance of debt securities of the Company) or by the terms of any Preferred Stock that may be authorized and issued.

                              PLAN OF DISTRIBUTION

     The Shares may be offered for sale from time to time by the Selling Stockholder or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Shareholders or through one or more broker-dealers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and such broker-dealers may be deemed to be underwriters within the meaning of the of Securities Act, and any discounts, commissions and concessions and any profit realized on any sales of the Shares may be deemed to be underwriting compensation.

                               LEGAL PROCEEDINGS

     On March 23, 1999, Michele LeBlanc filed a lawsuit against the Company in United States District Court for the Central District of California, Western Division. The complaint lists 10 separate counts including wrongful termination and violation of Federal securities laws. Generally, the plaintiff seeks unspecified compensatory damages, attorneys' fees and costs.

     The Company believes that Ms. LeBlanc's claims are completely without merit and intends to seek summary judgment as to all claims contained in Ms. LeBlanc's complaint.

                                 CAPITALIZATION

     The following table sets forth (i) short-term debt and total capitalization of the Company as of March 31, 1999, and (ii) the pro forma capitalization at such date after giving retroactive effect to the issuance of 350,000 shares of Common Stock to the Subscribers for net proceeds of approximately $324,500 and 35,000 shares of Common Stock issued to the placement agents.

                                                                 ACTUAL        PRO FORMA(a)
                                                              ------------     ------------
                                                              (UNAUDITED)
Short-term debt, including current portion of capital lease
  obligation................................................  $    771,029     $    771,029
                                                              ------------     ------------
Long-term obligation under capital lease, net of current
  maturities................................................  $      6,005     $      6,005
                                                              ------------     ------------
Shareholders' equity:
Common Stock, $0.01 par value: 25,000,000 shares authorized,
  9,657,336 shares issued and outstanding, pro forma........  $     96,573     $    100,423
Additional paid-in capital..................................    19,619,517       19,940,167
Pre-paid consulting cost....................................      (687,029)        (687,029)
Deficit.....................................................   (19,799,804)     (19,799,804)
                                                              ------------     ------------
          Total shareholders' deficit.......................      (770,743)
                                                              ------------
          Total capitalization..............................      (764,738)    $   (440,238)
                                                              ============     ============

(a) Gives effect to the issuance of 350,000 shares of Common Stock to the Subscribers for net proceeds of approximately $324,500 and 35,000 shares of Common Stock issued to the placement agents. Does not give effect to any additional shares of Common Stock that may be issuable pursuant to the exercise of warrants to purchase 175,000 shares of Common Stock or pursuant to any other provision of the Agreements or pursuant to exercise of any outstanding options or warrants.

                          PRICE RANGE OF COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

     Prior to September 29, 1997, there was no market for the Company's securities. From September 29, 1997 until January 7, 1998, one share of the Company's Common Stock and one Redeemable Warrant (which entitled the holder to purchase one share of Common Stock at a price of $5.50 per share through the close of business on September 29, 2002, or an earlier redemption date) (each, a "Redeemable Warrant" and collectively, the "Redeemable Warrants") traded as a unit (each, a "Unit" and collectively, the "Units"). Starting on January 9, 1998, shares of the Company's Common Stock and the Redeemable Warrants began trading separately. In all cases, the Company's Units, Common Stock and Redeemable Warrants traded on the Nasdaq SmallCap Market. The table below sets forth the high and low closing bid prices for the Units, the Common Stock and the Redeemable Warrants, as reported on the Nasdaq SmallCap Market, during the period March 31, 1998 to March 31, 1999. The quotations represent inter-dealer quotations without adjustment for retail mark-ups, markdowns or commissions and may not represent actual transactions:

                                             COMMON         REDEEMABLE
                                              STOCK          WARRANTS          UNITS
                                         ---------------  ---------------  -------------
                                          HIGH     LOW     HIGH     LOW     HIGH    LOW
                                         ------  -------  ------  -------  ------  -----
Quarter Ended March 31, 1998...........  $4.06   $3.19    $1.00   $0.625   $3.875  $3.50
Quarter Ended June 30, 1998............  $4.41   $2.75    $1.625  $0.4375  N/A     N/A
Quarter Ended September 30, 1998.......  $2.63   $1.63    $0.625  $0.125   N/A     N/A
Quarter Ended December 31, 1998........  $1.50   $0.3125  N/A     N/A      N/A     N/A
Quarter Ended March 31, 1999...........  $0.875  $0.375   N/A     N/A      N/A     N/A

     As of the date of this Prospectus, the Company has outstanding 15,493,407 shares of Common Stock owned by approximately 141 holders of record, and 2,413,900 Redeemable Warrants owned by approximately (3) holder of record.

                               PLAN OF OPERATION

     Recovery Network, Inc. (the "Company") is a digital media company drawing on the converging digital technologies of the Internet and cable television to deliver alternative and behavioral health programming, products and services to a national audience.

     The Recovery Network cable television programming service reaches approximately 5.0 million cable households. The Recovery Television Network will serve to market and drive traffic to the Company's web site, thereby enhancing e-commerce revenue generation opportunities including sales of books, tapes, herbs and vitamins, tele-counseling services, and other behavioral health programming, services and products ideally suited to its target audience.

     RnetHealth.com, the internet operation, will provide a branded, integrated, Web-based solution via a public platform for consumers, as well as, a business to business platform for the administrative, communications and information needs of managed care companies, insurance companies and employers.

     The Company's primary market is those impacted by social and behavioral health issues (i.e. substance abuse, domestic violence, depression, eating disorders, et al) that are interested in traditional and alternative solutions. This market represents over 100 million Americans at a cost to the economy in excess of five hundred billion dollars annually in increased health care expenses, crime and lost productivity.

     Recovery Network's National Partnership for Recovery and Prevention (NPRP) consists of over 50 prominent national health, recovery and prevention organizations that represent over 40 million people throughout the United States.

LIQUIDITY AND CAPITAL RESOURCES

     From April, 1999 through June 25, 1999, the Company has been engaged in continuing efforts to raise capital and conserve cash, which has resulted in the issuance of 5,836,071 shares of common stock. This activity is summarized as follows and is described in more detail in the paragraphs below:

ACTIVITY DESCRIPTION                            NUMBER OF SHARES         INCREASE IN EQUITY
--------------------                            ----------------         ------------------
Settlement of accounts payable................       767,098                 $666,173
Options/warrants exercised....................     1,171,999                   74,500
Shares granted to current/former
  employees...................................       645,899                      0
Shares granted for consulting services........       900,000                      0
Shares issued pursuant to certain reset
  rights......................................     1,711,075                      0
Shares granted to Board of Directors..........       200,000                      0
Shares acquired pursuant to June 1999
  Subscription Agreement (including 35,000
  shares issued for placement fees)...........        385,000                   350,000
Shares in escrow pending cash receipt from
  subscriber pursuant to June 1999
  Subscription Agreement (including 5,000
  shares to be issued to placement fees)......        55,000                      0

     The Company's primary capital requirements in the next twelve months will be to fund the costs of developing its Internet operations and to fund its affiliate marketing efforts, satellite transponder costs, costs for uplink, master control and transmission services, and other working capital expenses.

     The Company's capital requirements have been and will continue to be significant, and its cash requirements continue to exceed its cash flow from operations. At March 31, 1999, the Company had a working capital deficit of $2,184,271. Due to (among other things) the lack of meaningful revenues, and costs associated with program development and affiliate marketing efforts, the Company has been substantially dependent upon various private placements and its initial public offering to fund its operations.

     On June 29, 1998, the Company entered into certain subscription agreements (the "Agreements") with seven investors (collectively, the "Subscribers"). Such Agreements were amended in October 1998. Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $5,500,000 (the "Private Placement"). The Private Placement provides for the issuance by the Company of (i) 1,250,000 shares (the "Shares") of Common Stock for $2,500,000, or $2.00 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including shares issuable for no additional consideration pursuant to the Reset Rights in the Agreements and shares issuable for up to $3,000,000 pursuant to a "put" provision in the Agreements (the "Additional Shares"), and (iii) 500,000 shares of Common Stock upon the exercise of warrants (the "Warrants"). Through March 31, 1999, 1,213,736 of additional shares had been issued to the Subscribers pursuant to the Reset Rights, with an additional 1,711,075 issued after March 31, 1999. As of June 25, 1999, no additional shares will be issued pursuant to these Reset Rights.

     The Warrants were exercisable at exercise prices between $4.00 and $6.00 per share. An amendment to the Private Placement agreement that was executed in December 1998 resulted in the Subscribers relinquishing their right to the Warrants on January 4, 1999. The Warrants subsequently were allowed to lapse without being exercised.

     On September 24, 1998 and in connection with the 1998 Private Placement, the shareholders of the Company approved the issuance of 346,449 shares of common stock (including 13,115 shares of common stock for placement services) and a three year warrant to purchase 30,000 shares of common stock at $5.50 per share for gross proceeds of approximately $750,000.

     In March 1999, the Company settled an agreement with a service provider (previously recorded as of June 30, 1998) whereby 200,000 shares of unregistered common stock that were previously agreed to be issued. In connection with this settlement, the Company reversed the previously recorded amounts: $625,000 of additional paid-in capital and consulting expense of $344,000. In connection with this settlement, the 200,000 related unregistered stock options were re-issued to the principal of the service provider and repriced at $0.375 per share. The Company recorded additional paid-in capital and consulting expense of $22,000 due to the re-issuance of these options. Subsequent to March 31, 1999, 172,000 of these options were exercised for $64,500.

     In connection with other consulting arrangements, the Company has issued warrants to acquire a total of 1,150,000 shares of unregistered common stock at exercise prices ranging from $1.00 to $4.00. Many of these warrants were repriced at prices ranging from $0.50 to $0.75 in an effort to encourage the exercise of these warrants. 622,000 of these warrants have been exercised for $745,000 during the nine-month period ended March 31, 1999.

     In December 1998, the Company reached an agreement with a group of shareholders to lend the Company $725,000 as bridge financing, which is intended to help provide the Company with financing prior to the consummation of a long-term equity financing arrangement. The financing called for notes secured by the Company's 20% interest in RI later renegotiated for the notes to be secured by 100% of recoverynetwork.com., which would pay a 10% per annum rate of interest. The Company would repay the notes on or before October 31, 1999 or upon the closing of equity financing in the amount of $2,000,000 or above. The note holders were granted warrants to purchase 1,500,000 shares of common stock at $.01 per share, with the warrants expiring in January 2003. Since March 31, 1999, 999,999 of these warrants have been exercised for $10,000.

     The Company has embarked on a program to settle accounts payable by issuing unregistered stock in lieu of a cash payment. In April and June, 1999, the Company has issued 767,000 shares of common stock, including 500,000 to Group W, in settlement of approximately $666,173 in liabilities. This amount has been classified to equity after quarter end. The Company is in the process of settling additional liabilities in a like manner.

     In April 1999, the Company entered into an agreement with third parties to sell its interest in RI for $850,000 and to receive its website back from RI.

     On June 10, 1999, the Company entered into a Subscription Agreement with certain subscribers wherein the Company would receive up to $500,000 in exchange for 500,000 shares of stock upon execution of the agreement (subscriptions received through June 25, 1999 total $350,000) and the Company's put option for an additional $1,500,000 in exchange for 1,500,000 shares of stock exercisable within two weeks after the Company gets re-listed on the NASDAQ SmallCap Market and other various conditions. The exercise of the put o[p]tion is also contingent upon numerous other items. The Company's actu[e]al net proceeds through June 25, 1999 after repayment of May 1999 promissory note of $50,000 and payment for legal costs, was approximately $275,000. In addition, the Subscription Agreement calls for shares to be issued to placement agents of 10% of the total shares subscribed[space](35,000 shares through June 25, 1999). The Subscription Agreement also calls for additional shares to be issued to placement agents pursuant to the put option of up to 150,000 shares.

     The Subscription Agreement contains reset rights ad redemption features. Under the Subscription Agreement the Company will be required to issue within 60 days of the effective date[space](as defined in the agreement) warrants to the subscribers to acquire up to an additional 300,000 shares of stock at the rate of 15,000 shares per $100,000 invested. The Subscription Agreement also contains placement warrants to be issued to the placement agents of up to 250,000 shares [space](175,000 issued through June 25, 1999 at $0.35 per share) with an additional 750,000 shares upon exercise of the put option.

     Through Nine months ended March 31, 1999, in connection with various consulting, service, severance and employment agreements, the Company granted a total of 1,422,867 shares[space](both registered and unregistered) of common stock to employees, former employees, consultants and other service providers. The fair value of these shares totaled approximately $1,073,000, of which $338,000 is recorded in prepaid consulting expenses as of March 31, 1999 and the remainder has been recorded in [operating]expenses. Since March 31, 1999, the Company granted an additional 645,899 shares of stock to employees and former employees. The fair value of these shares totaled approximately $204,000 and has been recorded in operating expenses.

     Since March 31, 1999, the Company has granted 900,000 shares of stock to a board member as part of a consulting agreement for his efforts in settling accounts payable and locating additional sources of capital. The fair value of these shares totaled approximately $338,000 and has been recorded in operating expenses. The Company also granted 200,000 shares of stock after March 31, 1999 to the members of the board of directors. The fair value of these shares totaled approximately $88,000 and has been recorded in operating expenses.

     The Company currently anticipates that the proceeds received from the exercise of stock options and warrants, the financing, the RI settlement and vendor settlements, together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements until approximately September 30, 1999. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. The Company has no current arrangements with respect to any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. An inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders. In addition, the Company's equity is currently below the $2 million minimum required for the listing of the Company's shares on the NASDAQ-Small Cap exchange and has been delisted. Unless the Company can demonstrate the ability to raise the Company's equity to an amount in excess of $2 million, and present a plan that will satisfy NASDAQ's other standards regarding profitability and stock price stability maintaining minimum bid price over $1.00, the Company's shares may not be registered on the NASDAQ-Small Cap. A continued delisting from NASDAQ SmallCap hurts the marketability of the Company's stock, and by extension, the market price of the Company's stock, which would further hinder the Company's ability to raise additional capital. The Company's independent public accountants have included a explanatory paragraph in their report on the Company's June 30, 1998 Financial Statements, stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern.

YEAR 2000 COMPLIANCE

     The term "Year 2000 issue" is a general term used to describe the various problems that may result from the improper processing of dates and date sensitive calculations by computers and other machinery as the Year 2000 is approached and reached. These problems generally arise from the fact that most of the world's computer hardware and software have historically used only two digits to identify the year in a date, often meaning that the computer will fail to distinguish dates in the "2000's" from the dates in the "1900's". These problems may also arise from other sources as well, such as the use of special codes and conventions in software that makes us of the date field.

STATE OF READINESS AND COST TO ADDRESS THE YEAR 2000 ISSUE

     The Company's primary focus has been on its own internal systems. To date, the Company is in the process of modifying or replacing software components that it uses. The Company is also communicating with suppliers, distributors, financial institutions and others with which it does business to evaluate their Year 2000 compliance plans and state of readiness and to determine the extent to which the Company will be affected by the failure of others to remediate their own Year 2000 issues. There can be no assurance that the systems of other companies on which the Company's systems rely will also be timely converted or that any such failure to convert by another company would not have an adverse effect on the Company's systems. Failure to complete the system conversion in a timely manner could negatively impact the Company's business, financial condition and results of operations. The cost for such modifications and replacements is not expected to be material.

CONTINGENCY PLAN

     Because the Company's Year 2000 conversion is expected to be completed prior to any potential disruption to the Company's business, the Company has not yet completed the development of a comprehensive Year 2000 specific contingency plan. If the Company determines that its business or a portion thereof is at a material risk of disrupting due to the Year 2000 issue, the Company will work to enhance its contingency plan.

                                    BUSINESS

GENERAL

     Recovery Network, Inc. (the "Company") is a digital media company drawing on the converging digital technologies of the Internet and cable television to deliver alternative and behavioral health programming, products and services to a national audience.

     To date, the Company has incurred significant net losses, including net losses of $1,223,829, $3,817,652, and $8,261,734 for the years ended June 30,
1996, 1997 and 1998, and $5,640,951 for the quarter ended March 31, 1999, respectively. These net losses are primarily related to its cable television operations. The Company's Internet operations are currently in the development stage. The execution of the Company's Plan of Operation as outlined below requires the Company to raise significant additional capital -- see Liquidity and Capital Resources section below.

     RnetHealth.com, the Internet operation, will provide a branded, integrated, Web-based solution for the administrative, communications and information needs of managed care companies, insurance companies and employers as well as deliver alternative and behavioral healthcare information to the public and consumers. The Company's primary market is those impacted by social and behavioral health issues (i.e. substance abuse, domestic violence, depression, eating disorders and child abuse, etc.) that effect 100 million Americans at a cost to the economy in excess of five hundred billion dollars annually in increased health care expenses, crime and lost productivity.

     The Recovery Network cable television programming service reaches approximately 5.0 million cable households. The Recovery Television Network will serve to market and drive traffic to the Company's web site, thereby enhancing e-commerce revenue generation opportunities including sales of books, tapes, herbs and vitamins, tele-counseling services, and other behavioral health programming, services and products ideally suited to its target audience.

     Recovery Network's National Partnership for Recovery and Prevention (NPRP) consists of over 50 prominent national health, recovery and prevention organizations that represent over 40 million people throughout the United States.

THE INTERNET

     The Company's Internet service, RnetHealth.com, will deliver alternative and behavioral healthcare information to the public and consumers and provide a branded, integrated, Web-based solution for the administrative, communications and information needs of managed care companies, insurance companies and employers.

     The RnetHealth.com Web site, (URL WWW.RNETHEALTH.COM), will be designed for both business and consumers. RnetHealth.com's web destination will consist of two distinct Web sites -- a business-to-business site and a public site directed to individuals via the Internet. The business-to-business site will be supported by mass subscriptions through Employee Assistance Programs ("EAP") suppliers whom serve employers, health plans, and various government, university and other payers on a per month, per user basis. The public site will emphasize community, chat forums, information and interaction and is supported principally by ad revenue and e-commerce transactions.

     RnetHealth.com will offer online services offering state-of-the-art assessment tools, expert information sessions, and an extensive clinically oriented library of information and treatment options.

BUSINESS-TO-BUSINESS

     RnetHealth.com will be the single point of access to electronic data interchange services, enhanced communications services, and branded content and other Web-based offerings. For managed care companies, insurance companies and employers, RnetHealth.com will augment current EAPs by integrating multiple administrative, communications and research functions into a single, easy to use Web-based solution.

     The commercial site will be tailored to health plans and employers to augment current EAPs. The site will be supported by mass subscriptions through EAP suppliers who serve employers, health plans, and various government, university and other payers on a per month, per user basis.

     Increasing concern over the rising cost of healthcare in the United States has caused a shift from fee-for-service reimbursement to managed care forms of reimbursement such as capitation and fixed fees. These changes have led many of the current EAPs in the United States to seek ways to improve efficiency.

     Many EAPs are intensive users of administrative, communications and information services. The Company believes that a significant opportunity exists for the EAPs to use the Internet to achieve measurable cost savings and improve the quality of mental and behavioral health care.

     Health and medical information is one of the fastest growing areas of interest on the Internet. According to Media Metrix, an independent Web research company, health care related content was the second most popular subject of Web-based information retrieval searches in 1997. According to Cyber Dialogue, an independent research company, approximately 70% of the persons searching for health and medical information on the Internet believe the Internet empowers them by providing them with information. Cyber Dialogue also indicates that during the 12-month period ended July 1998, approximately 17 million adults in the United States searched online for health and medical information, and approximately 50% of these individuals made off-line purchases after seeking information online.

     Furthermore, Cyber Dialogue estimates that the number of adults in the United States searching for online health and medical information will grow to approximately 30 million in the year 2000, and they will spend approximately $150 billion for all types of health-related products and services off-line.

     An independent research company, Jupiter Communications, estimates that expenditures for online health and medical advertising will grow to approximately $265 million by 2002. We believe that RnetHealth.com will have a significant opportunity to capitalize on multiple revenue opportunities, including recurring subscription, advertising and sponsorship revenue.

     Key elements of RnetHealth.com's strategy will include being first to market with an integrated solution for the administrative, communications and information needs for EAPs, building recognition of our brand, leveraging our strategic relationships and the sales forces of our strategic distribution partners, enhancing RnetHealth.com offerings, engaging

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

in complementary acquisitions of technologies, products and services and capitalizing on multiple revenue opportunities. RnetHealth.com believes that it has a competitive advantage due to its strategic relationships and integrated Web-based solution. RnetHealth.com plans on engaging in a marketing and advertising campaign to increase awareness of the RnetHealth.com brand among EAPs and the public, as well as entering into strategic relationships with behavioral, healthcare providers and online market leaders to assist in rapidly distributing and building RnetHealth.com's brand awareness.

     RnetHealth.com also plans on providing access to premium behavioral and healthcare content via relationships with various content providers. The Company intends to introduce additional content and enhanced services, through strategic relationships with other healthcare content providers.

     RnetHealth.com plans on becoming the leading national brand on the Internet and corporate Intranets delivering the online provision of objective information and high integrity resources for those in need help with work or life related issues. RnetHealth.com will take advantage of the latest developments in convergent technologies where the Internet and broadband television provide access to online services. Recovery Network is the only television network devoted to behavioral health programming. RnetHealth.com features unique strengths with its partners including: a University affiliation with the Brain Institute at the University of Florida; a recognized leader in the Behavioral Health Industry in its Medical Director, Dr. Mark Gold; and a pending relationship with the largest managed behavioral care company in the country. Services will include an Internet/ Intranet site that augments behavioral health benefit plans, which could be integrated into national health plans as a gateway between medical benefits and behavioral health benefits. This electronic Behavioral Health Benefit Plan will be supported by capitated monthly subscriptions through behavioral health benefit providers who serve employers, health plans and various government, university and other third party payers.

     RnetHealth.com will provide Internet accessibility to a robust and compelling database of information, educational materials and provider resources, integrated as a supplemental mode of service delivery to our vendors.

     Information is the important factor in helping employees and dependents lead a more balanced and productive life at work and at home. RnetHealth.com also offers a broad range of consulting and education resources that employees and dependents can use to expand their personal expertise. These topics range from child development, to emergency home repair, to conflict resolution in the workplace. Online Internet access to skilled social workers with years of experience in solving a unique range of personal, social and economic issues will be available in the safety and security of the subscribers' homes.

     RnetHealth.com will provide ongoing online support, resources and counseling to help expatriate and foreign national employees and their families adjust to international assignments. Special online services will be available for companies that want to develop policies and systems to prevent crises in the workplace. These services are designed to help reduce employee trauma and related costs and therefore create a safer, healthier and more productive workplace. RnetHealth.com will provide a broad selection of training programs that address topics ranging from everyday personal issues to international business practices. Training programs will also be designed specifically for managers, supervisors and executives.

     RnetHealth.com will provide online Internet assessments to match callers with the most appropriate provider, based on individual needs. The client's provider will manage individual cases. An alternative electronic EAP-driven model that partners with a claims payer to avoid conflict of interest, which could compromise sound clinical decisions will be an effective managed care tool. RnetHealth.com will provide short and long-term online substance abuse case management for all company-mandated referrals, including drug test positive, DOT drug test positive and performance attendance behavior.

THE PUBLIC SITE

     The public will have access to the RnetHealth.com web site, which will include premium and proprietary health and behavioral content, chat rooms, message boards, personalized healthcare information and e-mail updates.

     RnetHealth.com's objective is to become the Web's premium brand for behavioral and health care related services.

     Through heavy promotional rotation of the web address on the cable television network, the Recovery Network's cable television programming service will market the Web site and web-based services. The public site emphasizes community, chat, forums, information, and interaction. This site will be supported principally by advertising revenue and e-commerce transactions.

     For consumers, RnetHealth.com provides premium, branded content to assist consumers in making informed decisions, personalized information about specific health and behavioral conditions targeted according to the profiles of individual consumers, and content-specific online communities that allow consumers to participate in real-time discussions and support networks via the Web.

     RnetHealth.com has determined that the growing behavioral health needs of the world's population can be met in a cost-effective manner through the utilization of online electronic delivery systems. Globally more and more consumers are increasingly interested in using online services and the Internet to share information and ideas and discover "New Medicine" opportunities for the treatment of and relief from a wide range of clinical problems in the behavioral health area. RnetHealth.com is dedicated to creating a" Behavioral and Alternative Health" consumer based Internet business that addresses all of these issues. RnetHealth.com will specialize in the production of online forums with the intent of assisting its members to make online activity a part of their daily lives and communications. We believe that through engagement in moderated chat sessions, online lectures (led by experts in the field of behavioral and alternative health) and open forums, we will attract and retain active members. The cornerstone of our efforts will be the strong commitment to the most current clinical and editorial content. RnetHealth.com's commitment to community will create extremely attractive, comfortable, and interesting neighborhoods in the digital global village.

     RnetHealth.com currently targets the two fastest growing communities on the
Internet: Alternative and Behavioral Health. The consumer populations that make up these communities are rapidly adopting the use of online services and the Internet to build and enhance communication.

     The Company's Internet business is in development stage and has not yet generated any revenues. The Company believes that the generation of meaningful revenues will depend on its ability to enter into license agreements with Health Care Entities and upon further development of its products. The Company will seek to generate revenues from its Internet business from advertising sales, monthly subscriber fees generated from the web site, merchandising and from Health Care Entities and employers for delivering mental and behavioral health information and service to their members. Although the Company believes that the Internet business will provide the Company with significant opportunities relating to an interactive on-line business, there can be no assurance that it will be commercially successful.

THE TELEVISION NETWORK

     The Recovery Network cable television programming service has successfully secured approximately 5 million homes of cable TV analog distribution for its 4 hour per day program block without paying any launch fees. The network has distribution with Cablevision Systems, Telecommunications Inc., Cox Communications, Cable One, Century, FrontierVision, Knology, NCTC, and Time Warner. Recovery Network's focus is on reality-based programming and production , which is both informational and process, oriented, providing a daily connection and support in the privacy of one's own home. The Company has also identified and is targeting all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at gaining more viewers. The Company intends to evolve into a full-time digital cable network, and in turn, generate the traditional licensing fees from cable operators.

     Recovery Network will serve to market and drive traffic to RnetHealth.com, thereby enhancing e-commerce revenue generation opportunities including sales of books, tapes, herbs and vitamins, tele-counseling services, and other behavioral health programming, services and products ideally suited to its target audience.

     The television network provides a point of differentiation and competitive advantage for the RnetHealth.com commercial product. The cable television network brands the interactive business to television viewers and promotes the RnetHealth.com URL during all network identifications. The television network provides grass roots marketing for the interactive business to many powerful and influential community and civic organizations. Traditionally it has been difficult to garner support from these organizations (e.g. CADCA and National Guard). The cable network has already secured governmental support for a national branding and marketing initiative called 24 STRAIGHT, a day of Prevention and Recovery sponsored by SAMSHA and CSAT.

     The sum of broadband video programming, coupled with a public and commercial web site interactive application, provides a deep and rich experience for which the user could not attain with the singular parts.

     In May 1998, the Company entered into a five-year contract with Group W Network Services, a division of CBS Corporation, to provide program origination, master control operations, uplink and C-Band Satellite transponder services (the "Transponder Contract"). The Transponder Contract allowed the Company to broadcast 24 hours a day. On September 1, 1998, the Company began broadcasting a 4 hour block of programming that it repeated 6 times a day to 16 cable systems with approximately 3,000,000 subscribers. The Company's programming schedule allowed cable operators the flexibility to receive the Company's signal transmission at any time.

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

     In April 1999, the Company and Group W amended the terms and conditions of their satellite services agreement, thereby reducing Recovery Network's monthly fees by 50%. The Recovery Network now broadcasts a 4 hour block of programming that is repeated twice daily to approximately 5,000,000 subscribers.

     The Transponder Contract, however, does not provide the Company with access to subscribers as did the Nesting Contract. Therefore, in addition to its current distribution, the Company is seeking 4 hours of broadcast time per day in local cable systems in a large number of markets. The Company has identified all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at approximately 250 systems.

AFFILIATE MARKETING STRATEGY

     The Company's strategy for obtaining affiliation agreements with cable systems is based on the premises that cable systems are effectively monopolies franchised by local governments, and in order to renew their franchises, many cable systems will need to demonstrate a commitment to localism by providing programming that benefits the local community, and that although it will be difficult to obtain a full time dedicated channel for a new network until new digital technologies expand channel capacity, more channel capacity will become available over the next several years.

     The first premise forms the basis for the Company's grassroots affiliate marketing strategy. The Company believes that The Recovery Network's programming offers local cable systems an opportunity to demonstrate their commitment to localism, which provides cable operators a competitive advantage over other multi-channel programming services. The Company's commitment to programming focusing on social and behavioral health issues has helped to establish significant community support for its programming. In addition, the formation by the Company of The National Partnership for Recovery and Prevention (the "Partnership"), an umbrella coalition of national recovery and prevention organizations, has helped to establish The Recovery Network's credibility and social significance. Based on such successes, the Company believes that its ability to enter into affiliation agreements has significantly improved. The Company is also seeking support from other grassroots organizations, local politicians and law enforcement agencies and officials, and believes that the socially responsible nature of The Recovery Network's programming will help it obtain that support.

     The Company believes that many cable systems are aware of the potential benefits to them from airing The Recovery Network's programming. Such benefits include a demonstration of the cable system's support for localism and the political and public relations benefits from offering socially responsible programming to its viewers. With channel capacity currently so limited, however, the cost of committing a dedicated, full time channel to The Recovery Network in order to receive those benefits could be too high for some cable systems. Therefore, the Company is asking cable systems to carry The Recovery Network for only 4 hours per day. Many cable systems, including the 259 largest systems, have the capacity to provide those hours. There can be no assurance, however, that such systems will continue to have available channel capacity or otherwise be willing to air The Recovery Network. With the support of local communities and politicians for socially responsible programming, the Company believes, although there can be no assurance, it will be able to enter into affiliation agreements for these initial 4 hours.

     As demand increases, the Company expects to enter into additional affiliation agreements with new cable systems. As digital channel capacity increases, the Company believes it will be able to expand into a full time digital network with associated license fees from cable operators. With its programming now airing on a number of cable systems, the Company can concentrate on generating e-commerce and advertising sales revenue through both the television network and Internet business.

     The Company can also promote product sales through Recovery Direct through the aforementioned media. There can be no assurance, however, that the Company will be able to enter into additional affiliation agreements with new cable systems or increase the number of daily programming hours with existing affiliates or that the Company will be able to expand into a full time digital network. There also can be no assurance that the Company will be able to generate significant advertising or product sales.

     As of the date of this filing, the Company has secured distribution agreements with two MSOs, National Cable Television Cooperative, Inc. ("NCTC") and Satellite Services, Inc. ("SSI"). The agreement with NCTC was entered into on May 18, 1998 (the "NCTC Agreement"). NCTC represents over 8 million cable households comprising over 1,200 cable systems. Pursuant to the terms of the NCTC Agreement, the Company has granted to NCTC the non-exclusive right to distribute the Company's programming to its affiliate systems. The Company does not receive a license fee for its programming. The NCTC Agreement has a term of five years.

     The agreement with SSI was finalized on October 5, 1998 (the "SSI Agreement", and collectively with the NCTC Agreement, the "MSO Agreements"). Pursuant to the terms of the SSI Agreement, the Company has granted to SSI the non-exclusive right to distribute the Company's programming to systems owned by Telecommunications, Inc. and partner systems. The SSI Agreement is effective for an initial term of seven years and may be renewed for successive five year periods. The Company does not receive a license fee for its programming during the initial term, but is entitled to negotiate for fees during any renewal terms.

     In addition to the foregoing, the Company has begun negotiating agreements with the following MSOs: Cablevision, Time Warner Cable, Bresnan, Insight, Charter and Cable One. Although the Company has not signed a written agreement with these MSOs, the Company's programming is currently carried in approximately 1,600,000 households served by Cablevision. Since October, additional launches include Jones Intercable in Independence, Missouri; Knology in Alabama, Florida and Georgia; Marcus Cable in Fort Worth, Texas; Time Warner in El Paso, Texas, Jackson, Mississippi, and Indianapolis, Indiana; Frontiervision; Comcast in Indianapolis, Indiana; Cable One in Modesto, California; Tele-Communications, Inc. in Newark, California; Access TV in Carson City, Nevada.

     The Network also launched on Denver Community Television (DCTV) to approximately 112,000 cable households, and on Los Angeles City-controlled Educational Access Cable Channel 36 to 600,000 homes.

     The MSO Agreements represent terms, which have been agreed to between the Company and the respective MSO. By reaching agreement with the MSOs, the Company is now free to approach the affiliated local systems of NCTC and SSI regarding the airing of its programming. Neither the MSOs nor the affiliated local systems are required, pursuant to the MSO Agreements, to provide the Company with any subscribers. The Company is initially seeking to enter into short-term affiliation agreements with local cable systems with a term of one year that provide for four hours of airing per day, with no license fees paid to the Company, and have a 30-day termination clause. The agreements would also provide that the programming can be aired on local origination and on public, educational and government access channels or on other channels at the cable system's discretion.

RECOVERY DIRECT

     The Company believes that the market for products and services addressing social and behavioral health issues is significant. The Company also believes that, because it is attempting to create a nationwide medium specifically targeting this market, if successful, it will be in a unique position to offer such recovery and prevention-related products and services. The Company has formed a subsidiary, Recovery Direct, through which it will seek to develop recovery and prevention-related products and services to market on The Recovery Network and through RnetHealth.com. The Company intends for Recovery Direct to offer a variety of self-help and recovery and prevention-related products, including videos of the Company's programming aired on The Recovery Network. In addition, the Company intends for Recovery Direct to offer tapes and videos by other well-known individuals in the recovery field. Recovery Direct currently sells recovery-related audio and video tapes to the institutional market under the trade name FMS Productions. The Company is expanding Recovery Direct's offerings to consumers and simultaneously broadening its traditional marketing and distribution (i.e. catalog and phone sales) to include and emphasize on-line marketing and sales. The Company will also seek to enter into arrangements with third parties to provide or develop recovery and prevention-related products and services and to research opportunities for the direct marketing of products advertised on The Recovery Network through a toll-free 800 telephone number.

NATIONAL PARTNERSHIP FOR RECOVERY AND PREVENTION

     National Partnership for Recovery & Prevention (the "Partnership"), an umbrella coalition of national recovery and prevention organizations, was formed in November 1996 to work in conjunction with the Company and other entities in this arena to employ the Company's interactive media services to develop and distribute effective and accurate information concerning alcoholism and addiction. The Company's goal is to provide a Partnership of prominent national prevention and recovery organizations, public figures who are passionate about recovery and prevention, and corporations and institutions that are willing to support the Company's mission.

     To date, the Company has identified and partnered with more than 50 recovery and prevention organizations representing over 40 million constituents. Member organizations of the Partnership currently include African American Parents for Drug Prevention, Community Anti-Drug Coalitions of America, Dharma Associates, Gateway Foundation, Hands Across Cultures, ISA Associates, National Asian Pacific American Families Against Substance Abuse, National Association of Addiction Treatment Providers, National Drug Prevention League, National Families in Action, National Hispanic/Latino Community Prevention Network, National Parents Resource Institute for Drug Education, National Treatment Consortium, Physicians for Prevention, Prevention Intervention and Treatment Coalition for Health, The Bralove Group, The Miami Coalition for a Safe and Drug Free Community and The Village.

     Depending on their interests and abilities, partners may have the opportunity to review and comment on The Recovery Network's television programming and Internet content, provide ideas for programming and content that is of interest to their constituencies and, in some cases, produce programming. The Recovery Network may also air public service messages from the partners and otherwise help them disseminate information that is important to them.

     With a national platform, the Partnership will seek to help focus the attention of government and society on the issues of interest to the Partnership's members and also foster better communication among its members, their constituencies and the communities they are designed to serve. The Company believes that the member organizations of the Partnership will be instrumental in helping the Company demonstrate to cable operators a high level of community support for The Recovery Network and how carriage of the Company's programming can help the local operator fulfill the promise of localism. The Company believes that the individual constituents of the Partnership's member organizations will account for a significant portion of the initial audience for The Recovery Network's programming, and the Company expects that the Partnership will communicate to its constituents information about The Recovery Network's programming schedule and availability.

THE MARKETS

THE BEHAVIORAL HEALTH CARE MARKET

     The Company believes that the market for Internet content and television programming directed at social and behavioral health issues consists of four groups: (i) friends, families and co-workers (the "Affected Others") of persons afflicted with substance abuse, eating disorders, domestic violence, depression and child abuse, and other social and behavioral health issues ("Recovery Issues"); (ii) persons who are already in recovery ("Persons in Recovery") and seek the daily support and connection to others in recovery; (iii) afflicted persons who are not yet in recovery either because they are unaware of the resources that are available or are unwilling or unable to attend meetings or seek help publicly ("Afflicted Persons"); and (iv) persons seeking to prevent the onset of these problems and select positive life-style choices ("Prevention Issues"), particularly families with children. The Company believes that these four groups make up a significant portion of the nation's population.

     The Company expects that a substantial portion of its audience and customers will be the Affected Others. According to The American Journal of Psychiatry Official Practice Guide published in November 1995, approximately 56 million Alcohol abuse or addiction directly affects persons in the United States alone. The National Association for Children of Alcoholics estimated that in 1995 there were approximately 26.8 million children of alcoholics in the United States. A substantial number of employers and coworkers are affected by alcohol abuse in the workplace.

     Persons in Recovery include the millions of Americans who regularly attend meetings of various support groups, such as Alcoholics Anonymous, Al-Anon, Overeaters Anonymous, Cocaine Anonymous, Narcotics Anonymous, or are in some other form of treatment, including counseling. While this group is smaller than the Affected Others, the Company believes that Recovery Network's Internet services and television programming will provide a useful and important service to Persons in Recovery, and that members of this group are likely to make an effort to seek out the Company's programming and to inform others in their respective support groups about The Recovery Network.

     Afflicted Persons include the estimated 43 million Americans who, according to the 1995 National Household Survey on Drug Abuse (the "National Household Survey"), are heavy or binge drinkers and the approximately 12.8 Million who use illegal drugs. Afflicted Persons also include approximately 20% of the female population between the ages of 12 and 30 that Anorexia and Related Disorders, Inc. in 1992 estimated had a major eating disorder such as anorexia or bulimia or some of its symptoms, and the 59% of the adult population that Scientific American, in August 1996, estimated met the current definition of clinical obesity.

     Afflicted Persons also include persons suffering from depression and persons whom wish to quit smoking. In 1993, The National Institute of Health estimated that more than 11 million Americans suffered from depression and that one in eight persons will be affected by depression sometime in their lives. The National Household Survey estimates that there were 61 million Americans who were current smokers in 1995, many of which the Company believes wish to quit smoking.

     With the recent substantial rise in drug use, especially among adolescents, the Company believes that there is and will continue to be a growing interest in Prevention Issues, particularly in families with adolescents ages 13 to 18. According to the National Household Survey, the percentage of adolescents using illegal drugs increased 105% from 1992 to 1995, and, in 1995, approximately 18% of 18 to 20-year olds and approximately 15.6% of 16 and 17-year olds used illegal drugs. A recent survey by the National Center on Addiction and Substance Abuse cited drugs as the number one problem facing teenagers.

     Despite the perceived size of the market for recovery and prevention-related products and services, the Company believes that there is currently no effective national marketplace to enable suppliers of such products and services to reach their target consumers. The Company believes that, to date, consumers seeking recovery and prevention-related products and services have done so primarily through local support groups, such as Alcoholics Anonymous, local treatment centers, counseling through health professionals, churches and schools in their communities, and from self-help books and other materials. A disadvantage of these traditional sources is that they all require, to some extent, that the consumer publicly acknowledge that he or she is seeking information. The Company believes that many persons in its target audience may be reluctant to seek help publicly.

ALTERNATIVE HEALTH

     Alternative health serves the diverse group of Americans who are visiting holistic medical practitioners more frequently than conventional primary care physicians. People who are interested in alternative health traditionally consume herbs and nutritional products. Annual sales of vitamins are estimated to be $10-15 billion in 1999. In 1997 the American Medical Association reported that Americans spent an estimated $10 billion out-of-pocket on alternative therapies. The Office of Alternative Medicine at the National Institutes of Health now fields an estimated 2000 public inquiries per month specific to the number of people who come visit online Alternative Health sites. Studies in mainstream medical journals support the argument that between 45%-60% of men and women ages 25-55 seek alternative medical treatment every year, including acupuncture,

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

chiropractic, biofeedback, homeopathy, meditation, and various herbal and nutritional therapies.

THE CABLE TELEVISION MARKET

     Cable television was first developed in the late 1940s primarily to serve rural communities unable to receive broadcast television signals. By June 1995, there were more than 11,200 cable systems serving over 60 million subscribers in over 32,000 communities in the United States. Of these cable systems, 259 of them have 50,000 or more subscribers. The largest cable system in the country has over 1,000,000 subscribers, but only the 30 largest systems have 200,000 subscribers or more. Cable system operators range from large multiple system operators ("MSOs") that own many systems to small, independent systems that serve as few as several thousand households. The 10 largest MSOs control 231 of the 259 largest systems and have approximately 80% of their subscribers. Despite this concentration, each system operates under a franchise from the government of the local community in which it is located. Thus, MSOs and other cable operators have to contract with the local franchising authorities for each cable system.

     The cable industry is regulated by federal and state governments in part to help local communities insure that their community receives some benefit from the valuable local rights-of-way it grants to the cable system operator. Many local franchising authorities require that cable systems devote a portion of their channel capacity to public access, educational and governmental access channels.

     Many communities also expect cable systems to offer a minimum amount of channel capacity, certain system design features and programming that either originates from or addresses the needs and interests of the local community. This concept is commonly referred to in the industry as "localism".

     Prominent individuals in the cable industry are aware that, for a variety of reasons, the industry has not fulfilled on the promise of localism. The Company believes that, as cable franchise contracts expire and are subject to renewal over the next several years, many cable systems will need to upgrade and expand channel capacity as well as to demonstrate to the communities their continued commitment to localism to obtain renewal.

     Most programming decisions for the majority of cable systems that are owned by MSOs are made at the MSO level in negotiations between the MSO and the various television networks. Typically, these negotiations, if successful, result in one of two types of affiliation agreement. In one, the agreement specifically identifies which local cable systems will carry the programming and does not directly involve the cable system in negotiations. In the other, the agreement specifies terms that are approved at the MSO level but requires the network to negotiate affiliation agreements with each individual cable system. Many cable systems also have local channels, which are designed to serve the community's needs and interests, and the decision to add programming to these channels is typically left to the discretion of the local cable system manager. Some, but not all, networks, receive license fees calculated on a per subscriber, per month basis. According to an industry survey of 41 networks in 1996, 38 networks received monthly fees ranging from $.03 per subscriber to $.70 per subscriber and three networks did not receive license fees. Of those 38 networks that received license fees, 22 networks received license fees ranging from $.10 to $.29. Generally, networks that air less than 16 hours of programming per day do not receive license fees. Also, new networks often offer their programming for some period of time after their launch free to cable systems that sign affiliation agreements within a certain time after launch. In some cases, newly-launched networks also provide affiliates with monetary launch support or other financial incentives in order to secure initial carriage.

     Channel capacity on most cable systems currently is limited. Channel capacity is generally a function of the bandwidth of the individual cable system's infrastructure. Recently developed digital technologies offer cable systems a cost effective method for expanding channel capacity. Digital technologies enable the cable systems to compress multiple digital channels into the bandwidth currently required for a single analog channel. The cable system sends the compressed, multi-channel signal to a subscriber's home where it is decompressed by a digital converter box ("digibox"). This new technology permits a cable system to expand significantly its current channel capacity with a much lower capital investment than would be required to install fiber optic cables or to make other major infrastructure upgrades. TCI, one of the nation's largest MSOs, has stated its intention to provide digiboxes to all of its subscribers, and TCI, along with a consortium of other MSOs, recently announced an order for 25 million digiboxes to be delivered and installed over the next few years.

     The recent introduction of direct satellite services ("DSS") has also increased pressure on cable systems to offer more channels and services. DSS systems offer their subscribers more than twice as many channels as all but a small number of cable systems, with better audio and video quality. The price of the satellite dishes required to receive programming has dropped to the point that DSS is currently price competitive with premium cable. There were approximately 4.5 million DSS subscribers in February 1997, and industry analysts expect that number to reach approximately 19 million by the year 2000.

     The Company believes that the combination of DSS and the conversion of cable systems from analog to digital signal transmission will create substantial additional channel capacity over the next several years. The Company believes that these developments will hasten the full time launch of The Recovery Network.

COMPETITION

     The Recovery Network will compete with all other existing and planned television networks and other television programming for available air time, channel capacity, advertiser revenue and revenue from license fees. Many of these television networks and producers of television programming are well-established, have reputations for success in the development and operation of television networks and/or development of television programming, have established significant viewer loyalty and have significantly greater industry, financial, marketing, programming, personnel and other resources than the Company. In addition, if cable television channel capacity increases as the Company expects competition from smaller competitors and other start-up television networks could increase significantly.

     Although the Company is not aware of any television network with programming directed at social and behavioral health issues, there are an increasing number of recently introduced or planned cable networks which focus on overall life-style, self-improvement and health themes and there are numerous programs which address social and behavioral health issues. Such networks include, America's Health Network and Discovery Health, which provide daily live programming and prerecorded programming relating to health issues, The Health Channel, which provides programming about health, medicine and wellness, Health-Net, an interactive health-related program aimed at aging baby boomers, and Jones Health Network, which provides instruction to persons seeking credentials or accreditation in the health field. Moreover, because The Recovery Network's programming is intended to provide information and support to persons facing social and behavioral health issues, The Recovery Network and the Company's recovery and prevention-related products and services will compete with other products and services, which perform similar functions, such as support groups, self-help videos, audio cassettes and books and helplines. There can be no assurance that the Company will be able to successfully compete for airtime, channel capacity, advertiser time or viewership.

GOVERNMENT REGULATION

     The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission ("FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial educational TV stations); commercial leased access rules designating 10% to 15% of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating additional channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relationships between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the ability of the Company to enter into arrangements for the distribution of its programming.

     In addition, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems to FCC fines or other sanctions, adversely affect the Company's relationship with such entities and result in the discontinuation of carriage of the Company's programming by such entities.

     Federal and state regulation governing interactive or on-line information services and potentially affecting the activities of the Internet business is currently evolving. Regulations governing purchases of information services via toll-free telephone calls and laws governing obscene, indecent, or otherwise unlawful communications have been adopted, and there can be no assurance whether such laws and regulations will be applied to, and therefore affect, the business and operations of the Internet business. Additional laws and regulations are currently being considered by the federal government and many state and local governments. There can be no assurance that these or existing laws or regulations will not be applied in a manner that will adversely affect the Company's business or operations.

Moreover, the FCC currently is considering proposals that could increase the charges most individuals and entities pay to access Internet and on-line services, which, if adopted, could adversely affect the Company's business or operations.

     The FCC does regulate common carriers whose services are used for purchases of information services via toll-free telephone calls or pay-per-call services, which regulation could affect the Internet business. The Federal Trade Commission also has jurisdiction over the provision of such services. Among the FCC's regulations are disclosure requirements and other prerequisites to charging calling parties for such services.

     Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FCC and state and local governments from time to time, and a number of such proposals are under consideration at this time. It is possible that certain of the provisions and requirements described herein are now, and in the future may be, the subject of federal or state legislation, agency proceedings or court litigation. It is not possible to predict what legislative, regulatory or judicial changes, if any, may occur or their impact on the Company's business or operations.

PROPRIETARY INFORMATION

     The Company has pending registration applications in the United States Patent and Trademark Office for four trademarks, including the "Recovery Network" trademark. The Company believes that its trademarks and copyrights, including "The Recovery Network" tradename and the signature look of the network, have significant value and are important to the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services. Although the Company believes that its trademarks and copyrights do not and will not infringe trademarks or violate proprietary rights of others, it is possible that existing trademarks and copyrights may not be valid or that infringement of existing or future trademarks or proprietary rights may occur. In the event the Company's trademarks or copyrights infringe trademarks or proprietary rights of others, the Company may be required to change the name of its network, proposed television shows, radio talk show or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, on acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a trademark infringement or proprietary rights violation action. Moreover, if the Company's trademarks or copyrights infringe the trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

     The Company also relies on trade secrets and proprietary know-how and employs various methods to protect its concepts, ideas and the documentation of its television programming concepts in development. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Furthermore, although the Company has or expects to have confidentiality and non-competition agreements with its employees, and appropriate consultants, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or that others will not independently develop programming similar to that of the Company.

INSURANCE

     The operation of a television, radio and interactive media business subjects the Company to possible liability claims from others, including viewers, listeners and callers to the Help Line for claims arising from the unauthorized use of name or likeness, invasion of privacy, defamation and slander. The Company maintains general liability insurance (with coverage in amounts of up to $1,000,000 per occurrence and $1,000,000 per annum), including insurance relating to personal injury and advertising injury, in amounts which the Company currently considers adequate.

EMPLOYEES

     The Company currently has 6 full time employees engaged in affiliate/ marketing sales, programming, accounting, and in general administration. The Company also from time to time retains a number of marketing and political consultants to support its grassroots marketing efforts nationwide and in local communities.

PROPERTY

     The Company leases offices of approximately 10,000 square feet in Santa Monica, California pursuant to a five-year lease that expires in May 2002. The monthly rent is currently $20,000 per month and will increase annually to a maximum rental of $25,000 per month. The Company has an option to extend the lease through May 2004 at a price to be negotiated by the parties based upon then prevailing rental rates.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following are the directors and executive officers of the Company:

                NAME                  AGE                 POSITION
                ----                  ---                 --------
George H. Henry.....................  45    Chairman of the Executive Committee
                                            of the Board of Directors
William D. Moses....................  36    President, Chairman of the Board of
                                            Directors
Charlotte Schiff Jones..............  58    Director
Brad Parobek........................  35    Director
Jay Handline........................  35    Director
Stacey Romm.........................  31    Chief Financial Controller

     GEORGE H. HENRY served as Chairman of the Board of Directors from May 1997 to November 1998, and has been a director of the Company since December 1995. Since April 1986, Mr. Henry has been President of G. Howard Associates, Inc., a private investment firm. Prior to April 1986, Mr. Henry was a Vice President in the Corporate Finance Department of the predecessor of Schroder & Co. Incorporated, an investment banking firm. Mr. Henry is a director of PhoneTel Technologies, Inc., a publicly traded telecommunications company. Mr. Henry is also Chairman and Chief Executive Officer of Access Television Network ("ATN"). Mr. Henry is also a trustee of Mitchell College.

     WILLIAM D. MOSES serves as the Company's President of the Company. Mr. Moses is co-founder of the Company and has been a director of the Company since 1995. In January 1993, Mr. Moses co-founded ATN and served as a director of ATN from June 1993 to June 1996. From July 1991 to December 1994, Mr. Moses was a managing partner of Axiom Partners, a New York investment banking and brokerage firm. From January 1992 to January 1994, Mr. Moses was a money manager for Oscar Gruss & Co. From 1988 to 1991, Mr. Moses served as an independent financial consultant. From 1986 through 1987, Mr. Moses was employed by Bear Stearns & Co., Inc.

     CHARLOTTE SCHIFF-JONES has been a director of the Company since July 1998. Since 1997, Ms. Schiff- Jones has been a consultant to the Company, concentrating on affiliate marketing strategy and community outreach projects. From 1995 to 1997, she was the president of Gamut Media, a strategic marketing and creative services agency. From 1993 to 1995, she was a consultant to the President and CEO of Time Warner Cable Programming; and from 1988 to 1993, she was the president of Schiff-Jones Ltd., a consulting firm.

     BRAD PAROBEK serves as the Company's Senior Vice President of Affiliate Sales. Mr. Parobek is a 13-year veteran of the Cable and Telecommunications industry and served on numerous boards and committees throughout his tenure. From 1989-1995, he was a member of the Board of Directors of the North Central Cable and Telecommunications Association. He presently is a member of the Board of Directors of Rocky Mountain Empire Venture and Nanny's Baby Wraps in Denver, CO.

     JAY HANDLINE serves as the Company's Executive Vice President and will be overseeing the expansion of the Company's website and e-commerce move. Mr. Handline successfully helped launch Lifescape 1to1, LLC (formerly RecoveryNetInteractive, LLC) formed in August 1996, as a joint venture between TCI Digital Health Group and The Recovery Network, Inc. Prior to this, Mr. Handline was involved in the start-up of the Company. In 1995, he served as Senior Vice President of Business Development, in this capacity, Mr. Handline was able to secure private equity capital and forge successful partnerships to aggregate products, services and information from dozens of world-class partners.

     STACEY ROMM joined the Company's Finance Department in September 1998. She presently serves as the Chief Financial Controller. From 1995 to 1998, Ms. Romm worked for International Home Improvement as the Financial Manager. Prior to 1995, Ms. Romm was in charge of the finance department for LaPlaya Plumbing.

     All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Non-employee directors do not receive cash compensation for serving as directors. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each member of the Board of Directors is eligible to participate in the Company's 1996 Board of Directors and Advisory Board Plan.

COMMITTEES OF THE BOARD OF DIRECTORS

     In October 1996, the Company established a Finance and Compensation Committee of the Board of Directors which reviews the compensation for all officers and directors and affiliates of the Company. The Committee also administers the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Plan, the 1997 Management Bonus Plan, and the 1998 Stock Option Plan. Mr. Henry is Chairman of the Finance and Compensation Committee and Messrs. Moses and Masters (until his resignation in May 1999) are also members of the Finance and Compensation Committee.

     In May 1997, the Company established an Audit Committee of the Board of Directors that meets with management and the Company's independent public accountants to review the adequacy of internal controls and other financial reporting matters. Mr. Henry is the Chairman of the Audit Committee.

     In October 1996, the Company established an Executive Committee of the Board of Directors which is responsible for overseeing strategic planning and operations for the Company. Mr. Henry is the Chairman of the Executive Committee and Messrs. Moses and Masters (until his resignation in May 1999) are also members of the Executive Committee.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to executive officers that received compensation in excess of $100,000 (the "Named Executive Officers") during fiscal 1997, and 1998:

                           SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION
                       -----------------------------        LONG TERM
                        YEAR                           COMPENSATION AWARDS
      NAME AND          ENDED                           SHARES UNDERLYING     ALL OTHER
 PRINCIPAL POSITION    JUNE 30    SALARY    BONUS($)       OPTIONS(#)        COMPENSATION
 ------------------    -------   --------   --------   -------------------   ------------
William D. Moses.....   1997     $109,000      --            75,000
                        1998     $150,000
Gregory Richey.......   1997     $138,335      --                              $25,000(a)
                        1998     $159,057
John Wheeler.........   1997     $135,642      --
                        1998     $157,000
Donald Masters.......   1997     $125,078      --
                        1998     $128,812
William Megalos......   1997     $125,078      --
                        1998     $110,000

-------------------------
(a) Paid pursuant to termination of employment agreement between the Company and Mr. Richey.

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers during fiscal 1998:

                     OPTION GRANTS DURING LAST FISCAL YEAR

          NAME            SHARES UNDERLYING   PERCENTAGE OF   EXERCISE PRICE   EXPIRATION DATE
          ----            -----------------   -------------   --------------   ---------------
William Moses...........       50,000             16.2%           $1.56*           4/3/03
Donald Masters..........       50,000             16.2%           $1.56*           4/3/03

-------------------------
* Such options were granted with an exercise price of $3.15 per share and were subsequently repriced.

     No options of the Company were exercised by such persons during fiscal
1998.

OPTION REPRICING

     In April 1998, the Board of Directors of the Company voted to approve the repricing of options to purchase 435,986 shares granted under the Management Bonus Plan and the 1998 Stock Plan, including options to purchase 62,915, 62,915 and 50,000 shares granted to Messrs. Moses, Masters and Richey, respectively. Such repricing was effected by offering to exchange new options with an exercise price of $1.56 per share, which was the fair market value of the Common Stock on the date of repricing, for the options then held by such optionees. The new options otherwise would have identical terms and conditions as the current options. By repricing such options, the Company intends to reward key employees, including the named executive officers, holding such options for their contributions to the Company. In April 1999, approximately 603,742 options previously granted under the 1997 Plan and 1998 Plan were canceled. These options may or may not be re-issued at a later date.

STOCK OPTION PLANS

     Recovery Network, Inc. has adopted the 1996 Employee and Consultants Stock Option Plan (the "Employee and Consultants Plan"), the 1996 Board of Directors and Advisory Board Stock Option Plan (the "Directors and Advisory Board Plan"), the 1997 Management Bonus Plan (the "Management Bonus Plan") and the 1998 Stock Plan (the "Stock Plan"). The principal provisions of the plans are summarized below. This summary is qualified in its entirety by reference to the provisions of each of the plans.

     PURPOSE. The purpose of the plans is to grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-qualified stock options as a means to provide an incentive to selected directors, officers, employee and consultants to acquire a proprietary interest in Recovery Network, Inc., to continue in their positions with us and to increase their efforts on our behalf.

     ADMINISTRATION. The plans are administered by the board or a committee appointed by the board. Under the plans, the plan administrator has the authority to, among other things: (a) select the eligible persons to whom options will be granted, (b) determining the size, type and the terms of each option granted, (c) adopted, amend and rescind rules and regulation for the administration of the plans, and (d) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the plans.

     SHARES AVAILABLE FOR ISSUANCE. A maximum of 30,768, 113,652, 195,831, 600,000 shares of Recovery Network, Inc. common stock is available for issuance under the 1996 plan, 1997 plan, and the 1998 plan, respectively.

     OPTIONS. Each option granted under the plans is evidenced by an agreement that states the terms and conditions of the grant. The exercise price of an option granted under any of the plans shall not be less than 100% of the fair market value of the stock at the time of grant. Each option plan granted under the plans will be exercisable at the times and in the amounts determined in accordance with the agreements. In addition the board, in its discretion, may accelerate the exercisability of any option under any of the plans.

     Options granted under the plans are not transferable and are only exercisable by the grantee during the grantee's lifetime. Each option shall terminate at the time specified in the agreements.

NON-PLAN STOCK OPTIONS

     In 1996, the Company has granted approximately 123,039 non-plan stock options to acquire shares of Common Stock, of which 110,432 were granted at an exercise price of $2.32 per share, 2,867 were granted at an exercise price of $.77 per share and 9,749 were granted at an exercise price of $5.00 per share. No non-plan options were granted during 1997. During 1998, the Company granted approximately 1,283,915 non-plan stock options to selected directors, officers, employees and consultants.

STOCK COMPENSATION PLAN

     Effective February 19, 1999, the Company established the 1999 Employee and Consultant's Stock Compensation Plan (the "Plan"). The purpose of the Plan is to compensate employees and certain consultants of the Company for services by issuing to them stock in lieu of cash payments. An aggregate of 1,500,000 shares of Common Stock are reserved for issuance under the Plan.

     In June 1999, the Company established the Employee Stock Compensation Plan (the "Employee Stock Plan") the purpose of the Employee Stock Plan is to provided employees with an incentive to maintain the long-term performance and profitability of the Company. A maximum of 1,300,000 shares of may be issued under the Employee Stock Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The articles of incorporation of the Company provide for the indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the articles of incorporation and the corporation law of the State of Colorado, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     As permitted by the Colorado Business Corporation Act, the Articles of Incorporation provide that directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 7-108-403 of the Colorado statute relating to unlawful distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation also provide (subject to certain exceptions) that the Company shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Company's bylaws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

ADVISORY BOARD

     The Board of Directors of the Company has established a Board of Advisors (the "Advisory Board") to assist the Company in the development and implementation of its long-term strategy and goals and to propose, adopt and audit compliance by the Company with programming and business standards that are consistent with the delivery of effective, non-exploitative, and non-biased recovery based services. The Advisory Board will recommend to the Company's Board of Directors the adoption of standards and practices to provide guidance for the Company's employees in determining appropriate programming and online content, advertising, and merchandise sales. The Advisory Board will advise on technical matters and also serve as an independent voice for the recovery community.

     The Company has enlisted the membership of eight noted professionals in the field of recovery, with nationally recognized expertise for their commitment and contributions in the treatment of alcoholism and drug addiction, child welfare issues, and the treatment and recovery field generally to serve on the Advisory Board.

     The following persons serve on the Advisory Board:

     CLAUDIA BLACK, Ph.D. is a nationally-recognized expert and author on the issues confronting children of addiction and past Chairperson and founder of the National Association for Children of Alcoholics. Dr. Black designs and presents workshops and seminars, and has published several best selling books in her areas of expertise.

     DAVID BRALOVE is the founder of a law firm representing substance abuse and behavioral care providers nation-wide, and is Board President of The National Treatment Consortium.

     DR. MARK GOLD is a Professor of Neuroscience, Psychiatry and Community Health and Family Medicine at the University of Florida College of Medicine. Dr. Gold has been a national leader in the field for 25 years leading treatment and the general public toward a greater understanding of the nature of addiction and its successful treatment. Dr. Gold has done pioneering research in tobacco, alcohol, cocaine and opiate addictions and has been granted several patents for his discoveries. Dr. Gold is widely recognized by his peers, the government, the business community and the general public as a best selling author and addiction expert.

     EARNIE LARSEN is a nationally known lecturer on managing personal relationships and overcoming dysfunctional behaviors, and an author and producer of over 55 motivational self-help books and videos. He is the originator of the process known as "Stage II Recovery" where one attempts to resolve life issues, which often impede spiritual growth.

     ROBERT LINDSEY is a veteran of over 20 years in the field of alcoholism and drug addiction treatment. Mr. Lindsey is currently the Vice President of Longview Associates, Inc., a consulting firm specializing in the design and implementation of employee assistance programs. Prior to this, Mr. Lindsey served as the Community Relations Director at the Betty Ford Center and as the Executive Director of the New York State Council on Alcoholism and Other Drug Addictions.

     FATHER JOSEPH MARTIN is the founder of Ashley, Inc., a non-profit center dedicated to the treatment of the chemically addicted. He is an internationally recognized speaker and creator of the film "Chalk Talk", the principal educational vehicle on alcoholism for most treatment centers in the country.

     JOSEPH A PURSCH, M.D. is a nationally-recognized psychiatrist involved, since 1962, in the treatment and rehabilitation of individuals with addictive behaviors. Dr. Pursch is the former Director of Alcohol Rehabilitation Service at the Naval Regional Medical Center at Long Beach, California. An author and syndicated columnist, Dr. Pursch has supervised drug testing programs for numerous sports events and has treated many public figures. Dr. Pursch has been on the President's Commission on Alcohol and Drugs since 1979.

     DAVID SMITH, M.D. is the founder and president of the Haight-Ashbury free clinics. A specialist in the field of addiction medicine and clinical toxicology, Dr. Smith is also the founder and executive editor of the Journal of Psychoactive Drugs and is the president of the American Society of Addiction Medicine (ASAM). He is a leader in the areas of treatment of addictive disease, the psychopharmacology of drugs, and new strategies in the management of drug abuse problems.

     The Advisory Board meets semi-annually on a formal basis, and deals with individual issues as they arise. Advisors serve terms of three years, are compensated for meetings attended, and are eligible to participate in the Company's 1996 Board of Directors and Advisory Board Retainer Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the period from July 1996 through October 1996, the Company issued an aggregate principal amount of $310,000 of Convertible Notes in a private placement. The Company sold a Convertible Note in an aggregate principal amount of $30,000 to each of George H. Henry, a director of the Company and William D. Moses, the Company's President and Chief Executive Officer on July 17, 1996 and October 14, 1996, respectively. In November 1996, Messrs. Henry and Moses each converted the principal and interest on their Convertible Note into 8,524 shares of Common Stock at an effective purchase price of $3.68 per share. Pursuant to the terms of the Convertible Notes, as modified by a change in terms offered to all noteholders, each of Messrs. Henry and Moses received and exercised warrants to purchase an additional 17,048 shares of Common Stock at a purchase price of $2.32 per share. In addition, Messrs. Moses and Henry were granted certain registration rights with respect to the shares of Common Stock issued upon conversion of the Convertible Notes and upon the exercise of the warrants.

     Effective August 30, 1996, the Company entered into a consulting and bonus agreement (the "Consulting Agreement") with Jonathan Katch, a former principal stockholder and a former director and officer of the Company and Chief Executive Officer of Recovery Interactive. Mr. Katch was granted a bonus of 12,915 stock options at an exercise price of $2.32 per share for his services relating to the creation of Recovery Interactive and for his services as a former officer and director of the Company. The stock options vested upon execution of the Consulting Agreement. In addition, the Consulting Agreement provides that Mr. Katch will serve as a consultant to the Company's management for a period of three years for which Mr. Katch was granted an additional 12,915 stock options at an exercise price of $2.32 per share. Such stock options commenced vesting at the rate of 1,075 stock options per fiscal quarter, on September 30, 1996.

     From October to November 1996, the Company reduced the exercise price of options granted to its non-employee directors from $3.87 to $2.32 to encourage such directors to exercise their vested options. Mr. Henry and Mr. Kovacs exercised options to purchase 28,412 and 6,458 shares of Common Stock, respectively. Each director was granted certain registration rights with respect to the shares of Common Stock issued upon exercise of the options.

     During October and November 1996, Messrs. Katch and Moses were issued 10,763 and 32,287 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Company.

     During October 1996 to January 1997, the Company sold shares of Common Stock at $3.48 per share in a private placement. Messrs. Henry and Berman purchased 28,699 shares and 71,891 shares of Common Stock, respectively, in such offering at the same price and on the same terms as the other investors in such offering. The purchasers in the private placement, including Messrs. Henry and Berman, were granted certain registration rights with respect to the shares of Common Stock purchased.

     On November 22, 1996, Mr. Moses agreed to convert $49,000 of deferred compensation earned by him from May 1996 to November 1996 into 21,094 shares of Common Stock, at a price of $2.32 per share.

     In March and April 1997, the Company sold an aggregate of 40 Financing Units in the Private Financing. Each Financing Unit consisted of a $50,000 principal amount

Financing Note, 10,000 shares of Common Stock and 12,500 Financing Warrants. The offering price was $50,000 per Financing Unit. In connection with the Private Financing, Mr. Henry purchased 5 Financing Units; Paul Graf, a former director of the Company, purchased 5 Financing Units; Mr. Masters and his spouse jointly purchased .5 Financing Units; Mr. Moses purchased 3.5 Financing Units; Terrance and Daryl Berman, former principal shareholders of the Company, purchased 3.5 Financing Units; and Kovacs Communication, Inc., of which Mr. Nimrod Kovacs, a director of the Company is a controlling shareholder, purchased .5 Financing Units in the Private Financing.

     On January 26, 1998, Mr. Henry entered into an agreement with Recovery Interactive. Pursuant to such agreement, Mr. Henry is entitled to a percentage of any proceeds from a "change of control" (as defined in the agreement) of Recovery Interactive which exceeds a base amount.

     Charlotte Schiff-Jones, a director of the Company, provides consulting services in the areas of affiliate marketing and strategic business development. During the fiscal year ending June 30, 1998, Ms. Schiff-Jones received $58,314 as compensation for such services.

     On June 29, 1998, the Company entered into certain subscription agreements (the "Agreements") with seven investors (collectively, the "Subscribers"). Such Agreements were amended in October 1998. Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $5,500,000 (the "Private Placement"). The Private Placement provides for the issuance by the Company of (i) 1,250,000 shares (the "Shares") of Common Stock for $2,500,000, or $2.00 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including shares issuable for no additional consideration pursuant to the Reset Rights in the Agreements and shares issuable for up to $3,000,000 pursuant to a "put" provision in the Agreements (the "Additional Shares"), and (iii) 500,000 shares of Common Stock upon the exercise of warrants (the "Warrants"). The Warrants are exercisable at exercise prices between $4.00 and $6.00 per share.

     In October 1998, in connection with various consulting and service agreements, the Company agreed to issue, in exchange for consulting and other services, a total of 58,000 shares of Common Stock, options to purchase 400,000 shares of Common Stock, 50,000 of which are exercisable at $2.50 per share and 350,000 of which are exercisable at $2.00 per share. The options immediately vest, and have various registration rights. If fully exercised, the aggregate proceeds from the exercise of the stock options and warrants would be $825,000. As of November 19, 1998, a total of $316,000 of the options had been exercised.

     On December 7, 1998, the Company entered into an agreement with G. Howard Associates, Inc. ("Howard") wherein Howard would represent the Company, on an exclusive basis with respect to certain investors in connection with raising capital for the Company. For its services, Howard would receive a cash fee equal to 6% of the total consideration received by the Company and to reimburse Howard for its out-of-pocket expenses. The fee is due at the closing of a said transaction. Such agreement with Howard was amended in April 1999. The amendment expanded Howard's representation to include (a) the sale of the Company's 20% ownership in RecoveryNetInteractive; (b) the settlement with certain creditors identified; and, (c) assistance in raising $300,000 of additional capital. Pursuant to this amendment, Howard would receive 900,000 newly issued shares of the Common Stock and a reduction in warrants held by Howard and/or George Henry.

     In December 1998, in connection with $725,000 notes payable by the Company, the Company granted warrants to purchase 500,000 unregistered shares at $0.01 per share to a group of shareholders (the "Noteholders"). In April 1999, the Company renegotiated the terms of the $725,000 notes payable to certain shareholders. In exchange for extending the due date to October 1999 (six months), the Company granted another 1,000,000 warrants at $0.01 per share. Approximately 999,999 shares to date have been exercised.

     In March 1999, in connection with an aggregate $100,000 investment by certain investors, the Company agreed to issue notes convertible into Common Stock of the Company.

     In April 1999, the Company entered into an agreement with third parties to sell its interest in RecoveryNet Interactive, LLC ("RI") and to receive its web-site back from RI.

     On June 11, 1999, entered into a Subscription Agreement (the "Agreement") with certain Subscribers (the "Private Placement"). The Private Placement provides for the issuance upon closing by the Company of (i) 350,000 shares (the "Shares") of Common Stock for $350,000, or $1.00 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including shares issuable for no additional consideration pursuant to the Reset Rights in the Agreements and shares issuable for up to $1,500,000 pursuant to a "put" provision in the Agreement (the "Additional Shares"), and (iii) 35,000 shares of Common Stock and 175,000 placement warrants exercisable at $0.35 per common share, as partial compensation to the placement agents in the Private Placement.

     The Company believes that all of the foregoing transactions and arrangements with affiliates were fair and reasonable to the Company and were and are on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and affiliates will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by the Company's Finance and Compensation Committee.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of May 12, 1999, relating to the beneficial ownership of shares of Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each of the Company's directors and
(iii) all directors and executive officers of the Company as a group.

                                                        NO. OF SHARES       PERCENTAGE
     NAME AND ADDRESS OF BENEFICIAL OWNER(A)        BENEFICIALLY OWNED(B)    OF CLASS
     ---------------------------------------        ---------------------   ----------
William D. Moses..................................        1,847,153(c)           12%
George H. Henry(d)................................        1,138,768(e)         11.4%
Donald J. Masters(f)..............................          294,074(g)          2.9%
Continental Capital & Equity Corporation(h).......          600,000(i)          6.1%
John Wheeler(j)...................................          122,951(k)          1.2%
Charlotte Schiff-Jones(l).........................           67,915(m)            *
All directors and executive officers as a group (5
  persons)........................................                             18.7%

-------------------------
 *   Less than 1%.

(a) Unless otherwise indicated, the address for each named individual or group is in care of The Recovery Network, Inc., 1411 5th Street, Suite 200, Santa Monica, California 90401.

(b) Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of April 28, 1999 have been exercised and converted. Pursuant to a "change of control" provision, which defines a "change of control" to have occurred if individuals who are directors at the beginning of a 24-month period fail to constitute at least two-thirds of all directors of the Company during such period, in the various stock option contracts issued to certain of the beneficial owners, all stock options beneficially owned by such person are currently exercisable. Assumes a base of 12,975,048 shares of Common Stock before any consideration is given to outstanding options, warrants or convertible securities.

(c) Includes (i) options to purchase 200,000 shares of Common Stock and (ii) warrants to purchase 43,750 shares of Common Stock.

(d) The address of the beneficial owner is 6860 Sunrise Court, Coral Gables, FL 33133.

(e) Includes (i) options to purchase 164,582 shares of Common Stock and (ii) warrants to purchase 62,500 shares of Common Stock.

(f)  The address of the beneficial owner is 333 Adams St., Denver, CO 80206.

(g) Includes (i) options to purchase 142,496 shares of Common Stock, (ii) 37,212 shares of Common Stock held jointly by Mr. Masters and his spouse,
     (iii) 14,259 shares of Common Stock held in the name of trusts for the benefit of the children of Mr. Masters and his spouse (Mr. Masters disclaims beneficial ownership of the shares of Common Stock held in trust) and (iv) warrants to purchase 6,250 shares of Common Stock held jointly by Mr. Masters and his spouse.

(h) The address of the beneficial owner is 195 Wekiva Springs Road, Suite 200, Longwood, Florida 32779.

(i)  Includes an option to purchase 200,000 shares of Common Stock.

(j) The address of the beneficial owner is 2628 Yellowwood Drive, Westlake Village, California 91631.

(k)  Includes an option to purchase 22,601 shares of the Common Stock.

(l) The address of the beneficial owner is 1687 Brickell Ave., #601, Miami, FL 33129.

(m) Includes options to purchase 17,915 shares of the Common Stock.

                              SELLING SHAREHOLDERS

RELATIONSHIP OF SELLING SHAREHOLDERS WITH THE COMPANY

     None of the Selling Shareholders currently has, or within the past three years has had, any position, office, or other material relationship with the Company or any predecessor or affiliate of the Company.

SALES OF OUTSTANDING SHARES BY SELLING SHAREHOLDERS

     None of the Selling Shareholders have advised the Company, and the Company is unable to predict, if, when, the extent to which they intend to sell the Shares being registered hereunder for their respective accounts. Notwithstanding the foregoing, for purposes of the following Selling Shareholders Table, all of the Shares are deemed to be offered hereby by the Selling Shareholders for sale to the public. Based upon the foregoing assumption, the following table sets forth information, as at June 30, 1999, with respect to (i) each Selling Shareholder's beneficial ownership of the Company's Common Stock prior to the offering of any Shares hereunder by such Selling Shareholder, (ii) the number of Shares which may be offered for sale hereunder and (iii) the number shares of the Company's Common Stock to be beneficially owned by each Selling Shareholder after the offering (assuming the sale of all Shares being offered hereunder).

     There can be no assurance that any of the Selling Shareholders will offer for sale any or all of the Common Stock offered by them pursuant to this Prospectus.

                                 SHARES OF COMMON
                                STOCK BENEFICIALLY     SHARES OF COMMON        SHARES OF COMMON
                                  OWNED PRIOR TO      STOCK TO BE OFFERED     STOCK BENEFICIALLY
NAME OF SELLING SHAREHOLDER          OFFERING              HEREUNDER         OWNED AFTER OFFERING
---------------------------     ------------------    -------------------    --------------------
Subscribers
Austost Anstalt Schaan(a)......                           100,000
Balmore Funds S.A.(a)..........                           100,000
Amro International, S.A.(a)....                           100,000
Nesher, Inc.(a)................                            50,000

Placement Agents
Libra Finance, S.A.(b).........                           120,000
Amro Intenation, S.A.(b).......                            60,000
Talbiya B. Investments. Ltd,(b)                            30,000

Additional Selling Shareholders
Martin Chopp...................                            24,500
Steven Richman.................                            99,999
Janice Gold....................                            50,001
Highborough Services...........                           150,000
William D. Moses [Sr.] Martial
 Family Trust II ..............                           399,999
Mitchell Sahn..................                           102,915

-------------------------
(a) Shares deemed beneficially owned prior to the offering include shares issued or issuable to the Selling Shareholder in the Private Placement (including shares issuable pursuant to any provision of the Agreements, including but not limited to those shares issuable pursuant to certain Reset Rights and Put Rights in the Agreements) and shares reserved for issuance upon exercise of the Warrants.

(b) Shares deemed beneficially owned prior to the offering include shares issued to the Selling Shareholder as partial compensation for services as placement agent of the Shares and the Warrants.

                           DESCRIPTION OF SECURITIES

GENERAL

     The aggregate number of shares that the Company is authorized to issue is 25,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, the Company had outstanding 15,493,407 shares of Common Stock.

COMMON STOCK

     The holders of the Common Stock are entitled to one vote for each share held of record in the election of directors of the Company and in all other matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voting for the election of directors can elect all of the directors. Holders of Common Stock are entitled (i) to receive such dividends as may be declared from time to time by the board of directors out of funds legally available for such purpose, and (ii) in the event of the liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid, and nonassessable. Holders of Common Stock have no preemptive right to subscribe for or purchase additional shares of any class of the Company's capital stock.

     On June 11, 1999, the Company entered into Subscription Agreements (the "Agreements") with certain Subscribers. Pursuant to the Agreements, the Company is entitled to receive proceeds up to $500,000 upon the closing of this transaction (the "Private Placement"). To-date, the Company has received $350,000, less placements fees, legal fees, and other applicable fees, and in exchange the Company issued 350,000 shares of Common Stock, valued at $1.00 to the investors and 35,000 shares of Common Stock and 175,000 placement warrants exercisable at $0.35 per common share, as partial compensation to the placement agents in the Private Placement.

     Pursuant to the Agreements, the Subscribers received certain reset rights (the "Reset Rights") that may require the Company to issue additional shares of Common Stock to the Subscribers in the future (the "Reset Shares"). The Subscribers are entitled to additional shares of Common Stock, without the payment of additional consideration, to account for a decrease in the market value of the Common Stock after the Subscription Date.

     In addition to the proceeds received in the Private Placement, the Company may receive $1.5 million pursuant to a "put" provision in the Agreements that is subject to various conditions, including those relating to re-listing on NASDAQ and timing.

WARRANTS

     Each Warrant issued pursuant to the Private Placement entitles the holder thereof (the "Warrant Holders") to purchase one share of Common Stock at a price of $0.35, subject to adjustment in certain circumstances, through and including June 10, 2002.

     The Warrant Holders shall have the right to exercise their Warrants until the close of business on June 10, 2002.

     The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Warrants. Reference is made to the Warrant (which has been filed as an exhibit to this Registration Statement) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

     The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date to the Company at its principal office or at the office of the Warrant agent appointed by the Company in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of the Company) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.

REDEEMABLE WARRANTS

     Each Redeemable Warrant outstanding entitles the registered holder thereof (the "Redeemable Warrant Holders") to purchase one share of Common Stock at a price of $5.50, subject to adjustment in certain circumstances, through and including September 29, 2002.

     Each Redeemable Warrant is redeemable by the Company at any time, upon notice of not less than 30 days, at a price of $.10 per Redeemable Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice (the "Call Date") has been at least 150% (currently, $8.25, subject to adjustment) of the then effective exercise price of the Redeemable Warrants and the Company obtains the written consent of Whale Securities Co., L.P., the underwriter in the Company's initial public offering (the "Underwriter") to such redemption prior to the Call Date. The Redeemable Warrant Holders shall have the right to exercise their Redeemable Warrants until the close of business on the date fixed for redemption.

     The Redeemable Warrants are issued in registered form under a warrant agreement by and among the company, American Stock Transfer & Trust Company, as warrant agent (the "Redeemable Warrant Agent"), and the Underwriter (the "Redeemable Warrant Agreement"). The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Redeemable Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Redeemable Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Redeemable Warrants. Reference is made to the Redeemable Warrant Agreement (which has been filed as an exhibit to the Company's Registration Statement on Form SB-2, as amended (File No. 333-27787)) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

     No Redeemable Warrant will be exercisable unless, at the time of exercise, the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Redeemable Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Redeemable Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Redeemable Warrants, subject to the terms of the Redeemable Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that the Company will be able to do so.

REGISTRATION RIGHTS

     In March and April 1997, the Company completed a private financing (the "Private Financing") pursuant to which the Company issued and sold to 21 "accredited investors" an aggregate of 40 units (the "Financing Units") consisting of an aggregate of (i) $2,000,000 principal amount of unsecured non-negotiable promissory notes (the "Financing Notes") which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock (the "Financing Shares"); and (iii) warrants (the "Financing Warrants") to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.50 per share. In connection with the Private Financing, the Company agreed to include the 400,000 Financing Shares and the 500,000 shares issuable upon exercise of the Financing Warrants (the "Financing Warrant Shares") in a registration statement which the Company will prepare and file with, and use its best efforts to have declared effective by, the Commission so as to permit the public trading of the Financing Shares and Financing Warrant Shares pursuant thereto. If such registration statement is not declared effective by the Commission within 15 months following the consummation of the Company's initial public offering, then commencing on the first day of the 16th month following the consummation of this offering, the Company shall issue to each holder of Financing Shares and Financing Warrant Shares, on the first day of each month a registration statement continues not to have declared effective by the Commission, such number of additional shares of Common Stock as is equal to 10% of the number of Financing Shares and Financing Warrant Shares issued to and held by such holder and such number of additional warrants as is equal to 10% of the number of Financing Warrants issued to and held by such holder. The holders of the Financing Shares and Financing Warrants have agreed not to sell or otherwise dispose of any of such securities for a period of 24 months following the effective date of the Company's Registration Statement on Form SB-2, as amended (File No. 333-27787).

     The Company has granted certain "demand" and "piggyback" registration rights to the holders of additional 433,223 shares of Common Stock. The demand registration rights are exercisable, under certain circumstances, commencing September 29, 1998.

     In connection with its initial public offering, the Company has agreed to grant to the Whale Securities Co., L.P. certain demand and piggyback registration rights in connection with the 400,000 shares of Common Stock issuable upon exercise of certain warrants and the additional warrants included therein.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock are American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company has filed with the Commission, Washington, D.C. 20549, a
Registration Statement (Registration No. 333-       ) under the Securities Act
with respect to the Shares (the "Registration Statement"). As permitted by the rules of the Commission, this

Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus, and in any document incorporated herein by reference, as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such document, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The Registration Statement has been filed through EDGAR and is publicly available through the Commission's Web site (http://www.sec.gov).

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information electronically filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Common Stock is currently quoted on The NASD OTC Bulletin Board and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Beckman, Millman & Sanders, New York, New York.

                                    EXPERTS

          [NONE]

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
THE RECOVERY NETWORK, INC.

AUDITED ANNUAL FINANCIAL STATEMENTS
Report of Independent Public Accountants....................   F-2
Consolidated Balance Sheet as of June 30, 1998..............   F-3
Consolidated Statements of Operations for the years ended
  June 30, 1997 and 1998....................................   F-4
Consolidated Statements of Shareholders'(Deficit) Equity for
  the years ended June 30, 1997 and 1998....................   F-5
Consolidated Statements of Cash Flows for the years ended
  June 30, 1997 and 1998....................................   F-6
Notes to Consolidated Financial Statements..................   F-7

UNAUDITED QUARTERLY FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of March 31, 1999
  (unaudited) and June 30, 1998.............................  F-22
Condensed Consolidated Statements of Operations (unaudited)
  for the nine and three months ended March 31, 1999 and
  1998......................................................  F-23
Condensed Consolidated Statements of Cash Flows (unaudited)
  for the nine month periods ended March 31, 1999 and
  1998......................................................  F-24
Notes to Condensed Consolidated Financial Statements
  (unaudited)...............................................  F-25

FMS PRODUCTIONS, INC.

AUDITED ANNUAL FINANCIAL STATEMENTS

Report of Independent Auditors..............................  F-31
Balance Sheets as of April 30, 1997 and 1996................  F-32
Statements of Income and Retained Earning for years ended
  April 30, 1997 and 1996...................................  F-33
Statements of Cash Flow for the years ended April 30, 1997
  and 1996..................................................  F-34
Notes to Financial Statements...............................  F-35

UNAUDITED QUARTERLY FINANCIAL STATEMENTS

Condensed Balance Sheet (unaudited) at October 31, 1997.....  F-41
Condensed Statements of Income (unaudited) for six month
  periods ended October 31, 1997 and 1996...................  F-42
Condensed Statements of Cash Flow (unaudited) for six month
  periods ended October 31, 1997 and 1996...................  F-43
Notes to Financial Statements (unaudited)...................  F-43

THE RECOVERY NETWORK, INC. PRO FORMA FINANCIAL INFORMATION
  (UNAUDITED)

Pro Forma Condensed Consolidated Statements of Operations
  for the year ended June 30, 1998 (Unaudited)..............  F-45

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Recovery Network, Inc.:

     We have audited the accompanying consolidated balance sheet of The Recovery Network, Inc. (a Colorado corporation) and Subsidiaries as of June 30, 1998, and the related consolidated statements of operations, shareholders' (deficit) equity and cash flows for the years ended June 30, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Recovery Network, Inc. and Subsidiary as of June 30, 1998 and the results of their operations and their cash flows for the years ended June 30, 1997 and 1998, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through multimedia channels, (3) to achieve a critical mass of viewers to attract advertisers and healthcare providers and (4) to acquire and develop appropriate programming for broadcast. The Company plans to raise additional working capital through private and public offerings. The success of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
September 23, 1998

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                  ASSETS
CURRENT ASSETS:
  Cash......................................................  $  2,219,145
  Accounts receivable, net of allowance of $35,000..........       254,750
  Current portion of capitalized programming costs, net.....       191,500
  Inventory.................................................        55,624
  Prepaid expenses..........................................        59,220
                                                              ------------
          Total current assets..............................     2,780,239
CAPITALIZED PROGRAMMING COSTS, net..........................       765,962
FURNITURE AND EQUIPMENT, net................................       203,189
INVESTMENT IN JOINT VENTURE.................................            --
OTHER.......................................................        35,530
                                                              ------------
                                                              $  3,784,920
                                                              ============
                   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $    323,391
  Accrued payroll and benefits..............................       152,322
  Accrued professional fees.................................       131,647
  Other accrued liabilities.................................       111,494
  Accrued royalty expense...................................       322,630
  Due to joint venture......................................       224,500
  Current portion of capital lease obligation...............        17,029
                                                              ------------
          Total current liabilities.........................     1,283,013
CAPITAL LEASE OBLIGATION, net of current portion............        13,126
                                                              ------------
          Total liabilities.................................     1,296,139
                                                              ------------
COMMITMENTS
SHAREHOLDERS' EQUITY:
  Common stock, $.01 par value:
     Authorized 25,000,000 shares, issued and outstanding
      5,791,494 shares......................................        57,915
  Additional paid in capital................................    17,050,969
  Prepaid consulting........................................      (461,250)
  Deficit...................................................   (14,158,853)
                                                              ------------
          Shareholders' equity..............................     2,488,781
                                                              ------------
          Total liabilities and shareholders' equity........  $  3,784,920
                                                              ============

The accompanying notes are an integral part of this consolidated statement.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1998

                                                             1997         1998
                                                          ----------   ----------
DOMESTIC SALES..........................................  $   33,464   $  894,758
                                                          ----------   ----------
SALARIES AND CONSULTING EXPENSES........................   1,175,362    3,346,720
GENERAL AND ADMINISTRATIVE EXPENSES.....................     768,938    2,326,807
PROGRAMMING EXPENSES....................................     358,447    1,543,997
MARKETING EXPENSES......................................     468,017      497,467
LOSS ON INVESTMENT IN JOINT VENTURE.....................     300,000      592,500
COST OF VIDEO AND PUBLICATION EXPENSE...................          --      216,889
                                                          ----------   ----------
  Operating Expenses....................................   3,070,764    8,524,380
                                                          ----------   ----------
  Loss from operations..................................   3,037,300    7,629,622
INTEREST EXPENSE........................................     788,235      775,611
INTEREST INCOME.........................................      (9,683)    (146,044)
                                                          ----------   ----------
  Loss before provision for state income taxes..........   3,815,852    8,259,189
PROVISION FOR STATE INCOME TAXES........................       1,800        2,545
                                                          ----------   ----------
NET LOSS................................................  $3,817,652   $8,261,734
                                                          ==========   ==========
LOSS PER SHARE INFORMATION:
  Basic and diluted loss per share......................  $    (1.87)  $    (1.91)
                                                          ==========   ==========
  Weighted average number of common and common
     equivalent shares outstanding......................   2,044,339    4,336,405
                                                          ==========   ==========

The accompanying notes are an integral part of these consolidated statements.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1998

                                                                            STOCK
                                       COMMON STOCK       ADDITIONAL    SUBSCRIPTIONS     PREPAID
                                   --------------------     PAID-IN        (NOTES       CONSULTING
                                     SHARES     AMOUNT      CAPITAL      RECEIVABLE)       COSTS        DEFICIT         TOTAL
                                   ----------   -------   -----------   -------------   -----------   ------------   -----------
BALANCE, June 30, 1996...........   1,591,969   $15,920   $ 1,908,590       $ 500       $    (1,250)  $ (2,079,467)  $  (155,707)
  Issuance of common stock for
    consulting services..........      59,194       592       136,908          --           (22,500)            --       115,000
  Issuance of common stock for
    conversion of debt, accrued
    interest and deferred
    compensation:
    at $2.32 per share...........      31,857       319        73,681          --                --             --        74,000
    at $2.90 per share...........       6,888        69        19,931          --                --             --        20,000
    at $3.68 per share...........      71,033       710       260,790          --                --             --       261,500
  Issuance of common stock for
    cash:
    options exercised:
    at $2.32 per share...........      73,615       736       170,264          --                --             --       171,000
    at $0.77 per share...........          44        --            33          --                --             --            33
    warrants exercised under
      convertible notes
      payable....................     142,065     1,420       328,580          --                --             --       330,000
    private placement including
      7,749 shares issued for
      services for stock
      offering...................     146,510     1,465       482,035          --                --             --       483,500
  Issuance of common stock for an
    outstanding stock
    subscription.................         216         2           498        (500)               --             --            --
  Shares retired pursuant to a
    settlement with a
    shareholder..................      (2,141)      (21)       (4,952)         --                --             --        (4,973)
  Issuance of common stock and
    warrants for cash net of
    offering costs of $260,290
    under the February 1997
    private placement............     400,000     4,000       800,350          --                --             --       804,350
  Amortization of prepaid
    consulting costs.............          --        --            --          --            18,125             --        18,125
  Net loss.......................          --        --            --          --                --     (3,817,652)   (3,817,652)
                                   ----------   -------   -----------       -----       -----------   ------------   -----------
BALANCE, June 30, 1997...........   2,521,250    25,212     4,176,708          --            (5,625)    (5,897,119)   (1,700,824)
  Initial public offering of
    common stock and warrants,
    net of offering costs of
    $2,174,743...................   2,415,000    24,151    10,117,606          --                --             --    10,141,757
  Issuance of common stock and
    warrants for cash and
    subscription receivable, net
    of offering costs of $205,000
    and including 30,601 shares
    issued for placement
    services.....................     808,377     8,083     1,536,917          --                --             --     1,545,000
  Services to be received in
    exchange for options and
    shares of common stock not
    yet issued...................          --        --     1,009,000          --        (1,009,000)            --            --
  Purchase of FMS................      44,000       440       208,560          --                --             --       209,000
  Exercise of options............       2,867        29         2,178          --                --             --         2,207
  Amortization of prepaid
    consulting costs.............          --        --            --          --           553,375             --       553,375
  Net loss.......................          --        --            --          --                --     (8,261,734)   (8,261,734)
                                   ----------   -------   -----------       -----       -----------   ------------   -----------
BALANCE, June 30, 1998...........   5,791,494   $57,915   $17,050,969       $  --       $  (461,250)  $(14,158,853)  $ 2,488,781
                                   ==========   =======   ===========       =====       ===========   ============   ===========

The accompanying notes are an integral part of these consolidated statements.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1998
                          INCREASE (DECREASE) IN CASH

                                                                 1997          1998
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(3,817,652)  $(8,261,734)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Amortization of notes payable discount..................      585,072       479,568
    Amortization of prepaid consulting costs................       18,125       553,375
    Amortization of deferred financing costs................      127,653       130,529
    Amortization of capitalized programming costs...........      118,789       230,360
    Depreciation and other amortization.....................        7,584       166,956
    Common stock issued for services and interest expense...       32,625            --
    Provision for deferred compensation.....................      136,505            --
    Provision for doubtful accounts.........................           --        16,000
    Loss on investment in joint venture.....................      300,000       592,500
  Changes in assets and liabilities:
    Accounts receivable.....................................      (25,631)     (194,678)
    Inventory...............................................           --        25,325
    Prepaid expenses........................................      (14,993)      (33,365)
    Other assets............................................       (1,386)       (3,887)
    Capitalized programming costs...........................     (356,389)     (565,783)
    Accounts payable, accrued payroll and benefits and other
      accrued liabilities...................................      418,142       (66,958)
    Accrued royalty expense.................................           --       157,569
    Deferred compensation...................................      (35,000)      (51,672)
    Accrued professional fees...............................      297,963      (250,587)
    Due to shareholders and directors.......................      (39,417)      (65,751)
                                                              -----------   -----------
      Net cash used in operating activities.................   (2,248,010)   (7,142,233)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash paid for purchase of FMS...........................           --       (34,383)
    Purchases of furniture and equipment....................      (45,396)     (206,569)
    Investment in joint venture.............................     (300,000)     (368,000)
                                                              -----------   -----------
      Net cash used in investing activities.................     (345,396)     (608,952)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings..................................    1,245,360       574,990
  Payments on borrowings....................................      (60,000)   (2,605,250)
  Payments on capital lease obligation......................       (4,511)      (17,175)
  Proceeds from the issuance of common stock, warrants and
    stock subscriptions.....................................    1,788,883    12,332,547
  Deferred offering and financing costs incurred............     (497,962)     (343,558)
  Repurchase of common stock................................       (4,973)           --
                                                              -----------   -----------
      Net cash provided by financing activities.............    2,466,797     9,941,554
                                                              ===========   ===========
NET INCREASE (DECREASE) IN CASH.............................     (126,609)    2,190,369
CASH, beginning of period...................................      137,492        10,883
CASH FROM ACQUISITION OF FMS................................           --        17,893
                                                              -----------   -----------
CASH, end of period.........................................  $    10,883   $ 2,219,145
                                                              ===========   ===========

The accompanying notes are an integral part of these consolidated statements.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1998

1. ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS

a. Organization and Line of Business

     The Recovery Network, Inc. ("Recovery"), a Colorado corporation, was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems, as well as to persons seeking to prevent the onset of these problems and select positive lifestyle choices. Recovery was incorporated in May 1992 and commenced operations in February 1993. Recovery has defined and developed its marketing concept and has procured and produced programming. Recovery commenced test broadcasting on a limited basis in March 1996 and was launched nationally for two hours a day in April 1997.

b. Acquisitions and Joint Venture

Recovery Interactive

     Recovery owns a 50% interest in Recovery Interactive ("RI"), a joint venture with TCI Online Recovery Net Holdings, Inc. ("TCIR"), an affiliate of Tele-Communications, Inc. ("TCI"), formed on August 1, 1996 to commence a business to provide behavioral health care products and services to managed care organizations and other organizations offering or providing health care services, as well as to provide information, interaction and support regarding recovery issues and prevention issues, through an integrated multimedia platform. During 1997 and 1998, Recovery and TCI each made capital contributions to RI and incurred expenses on RI's behalf aggregating to approximately $300,000 and $368,000, respectively. The Joint Venture agreement is to continue through December 31, 2044. Recovery's investment in the Joint Venture is accounted for under the equity method of accounting. Recovery recorded a loss on investment in the joint venture for its entire investment of $300,000 in 1997 and $592,500 in 1998 which includes amounts to be paid to RI for operating losses incurred by RI through June 30, 1998.

FMS Productions

     On December 10, 1997, Recovery acquired 100 percent of the issued and outstanding common stock of FMS Productions, Inc. ("FMS" and collectively, the "Company") for total consideration of $225,490. Consideration included 44,000 shares of Recovery's common stock valued at $209,000 ($4.75 per share) and a cash payment totaling $34,383,

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

1. ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS -- (CONTINUED) less $17,893 of cash received from FMS. In conjunction with the acquisition, which has been accounted for under the purchase method, acquired net assets were as follows:

Accounts Receivable.................................  $  50,441
Prepaid expenses....................................     10,162
Inventory...........................................     80,949
Capitalized programming costs.......................    384,439
Furniture and Equipment.............................     10,826
Other assets........................................      5,257
                                                      ---------
Fair Value of acquired assets, excluding cash.......    542,074
Accounts payable....................................   (151,523)
Accrued royalty expense.............................   (165,061)
                                                      ---------
Net purchase price..................................  $ 225,490
                                                      =========

     Prior to the FMS acquisition, Recovery was classified as a development stage company, due to the lack of significant operating revenues. Effective for the first quarter after the FMS acquisition (quarter ended March 31, 1998), Recovery emerged from the development stage as a result of the revenues generated from FMS's operations subsequent to the purchase date.

     The unaudited pro forma results of operations for the years ended June 30, 1997 and 1998 (reflecting all adjustments which, in the opinion of management, are necessary for a fair presentation) as if the FMS acquisition was consummated on July 1, 1997 and 1998, respectively, are as follows:

                                         1997           1998
                                      -----------    -----------
Pro forma total revenues............  $ 1,214,000    $ 1,593,000
                                      ===========    ===========
Pro forma net loss..................  $(3,915,000)   $(8,354,000)
                                      ===========    ===========
Pro forma weighted average number of
  common shares.....................    2,088,339      4,356,055
                                      ===========    ===========
Pro forma loss per common share.....  $     (1.87)   $     (1.92)
                                      ===========    ===========

c. Significant Business Risks

Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has recurring losses from operations and has limited operating revenues, that raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through multimedia channels, (3) to achieve a critical mass of

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

1. ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS -- (CONTINUED) viewers to attract advertisers and healthcare providers and (4) to acquire and develop appropriate programming for broadcast. The Company plans to raise additional working capital through private and public offerings. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

     The financial statements do not include any adjustments related to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Government Regulations

     The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission (the "FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial education TV stations); commercial leased access rules designating 10 to 15 percent of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating further channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relations between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the flexibility of the Company in its business dealings with outlets for its programming.

Dependence upon Group W Network Services

     In May 1998, the Company entered into a five year contract with Group W Network Service, a division of CBS Corporation, to provide program origination, master control operations, uplink and C-Band Satellite transponder services (the "Transponder Contract"). It is possible that Group W Network Services or Company affiliates could experience broadcast interruptions and equipment failures, which could last for a significant period of time. The Transponder Contract will allow the Company to broadcast 24 hours a day, rather than the 12 hours a day under the ATN nesting contract (the "Nesting Contract" -- see Note 8). The Transponder Contract, however, does not provide the Company with access to subscribers as did the Nesting Contract.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

1. ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS -- (CONTINUED) Through June 30, 1998, substantially all the households which received broadcast of The Recovery Network's programming were provided under the terms of the Nesting Contract. Starting September 1, 1998, the Company is entirely dependent on its own affiliate marketing efforts to obtain affiliate agreements with cable operators. Currently, the Company's only significant arrangement is with Cablevision, which provides the Company with approximately 2 million subscribers in New York and Boston metropolitan areas.

2. PRINCIPLES OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

     The accompanying consolidated statement of operations for 1998 includes the operating results of FMS from December 10, 1997 (the acquisition date) to June 30, 1998. All intercompany transactions and accounts between Recovery and its subsidiary have been eliminated in consolidation.

b. Use of Estimates

     In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Revenue Recognition

     Advertising revenues are recognized when the advertisements are broadcast. Video and publications revenues are recognized when the goods are shipped or later when accepted by the customer if acceptance is required. During 1998, the Company recorded approximately $695,000, $150,000 and $50,000 of video and publications, advertising and other revenues, respectively. During 1997, the Company recorded $33,000 of advertising revenues.

d. Cash

     At times, the Company maintains cash balances over the Federal Depository Insurance Corporation insurable limit of $100,000 per customer per financial institution.

e. Furniture and Equipment

     Furniture and equipment is depreciated over the estimated useful lives of the assets using straight-line and accelerated methods. Estimated useful lives range from 3 to 7 years.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

2. PRINCIPLES OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Furniture and equipment, at cost, consist of the following at June 30, 1998:

Computer Equipment..................................  $ 301,175
Leasehold improvements..............................     10,000
Office furniture....................................     58,275
                                                      ---------
                                                        369,450
Less -- accumulated depreciation....................   (166,261)
                                                      ---------
                                                      $ 203,189
                                                      =========

f. Income Taxes

     The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

     Under SFAS 109, deferred income tax assets and liabilities are computed based on the temporary difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses and credits are based on the changes in the deferred income tax assets and liabilities from period to period.

g. Deferred Offering Costs

     Costs associated with offerings of Recovery common shares are initially capitalized and then netted with the proceeds received from the sale of the common shares when the offering is completed. If the intended offering is terminated these costs are charged to operations.

h. Deferred Financing Costs

     Debt issuance costs are initially capitalized as deferred financing costs and amortized over the terms of the notes using the effective interest rate method. In the event the notes are repaid prior to their original maturity, any unamortized portion of the debt issuance costs capitalized will be charged to operations.

i. Capitalized Programming Costs

     Capitalized programming costs include direct costs of production, production overhead and costs to acquire distribution rights. Production costs are accumulated by each series produced or licensed. Production overhead is allocated proportionately to each series produced based on the direct production costs incurred for each series produced. The costs are charged to earnings as the series are broadcast based on the estimated number of future showings in accordance with SFAS No. 63, "Financial Reporting by Broadcasters."

     Capitalized programming costs are stated at the lower of unamortized costs or estimated net realizable value on a series-by-series basis. A series estimated net realizable value is periodically reviewed by management and revised downward when warranted by

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

2. PRINCIPLES OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
changing conditions. Once adjusted, the new estimated realizable value establishes a new unamortized cost basis.

j. Prepaid Consulting Costs

     The value of common stock and options issued for consulting services is recorded as prepaid consulting costs as a component of shareholders' (deficit) equity. Such amounts are amortized, using the straight-line method, over the life of the consulting agreements.

k. Non-Monetary Exchanges

     Accounting for the transfer or distribution of non-monetary assets or liabilities is based on the fair value of the assets or liabilities received or surrendered, which ever is more clearly evident. Where the fair value of the non-monetary assets received or surrendered cannot be determined with reasonable accuracy, the recorded book value of the non-monetary assets are used.

l. Statements of Cash Flows

     The Company prepares its statements of cash flows using the indirect method as defined under SFAS No. 95, "Statement of Cash Flows." Required cash and non-cash transaction disclosures are as follows:

     During 1998, deferred offering costs of $573,508 were recorded against proceeds from the IPO. Deferred offering costs of $40,000, paid to the underwriters, were credited toward a two year consulting agreement and recorded in other assets. Recovery common stock of 44,000 shares was issued in connection with the acquisition of FMS.

     During 1997, the Company issued shares of common stock in connection with the conversion of $270,000 of notes payable, the settlement of deferred compensation of $74,000 and amounts due to consultants and shareholders for both past and future services of $137,500. The Company also entered into $47,568 of capital lease arrangements in connection with the purchase of furniture and equipment during the year.

     The Company made cash payments of $2,545 in 1998 and $1,800 in 1997 for state income taxes. During 1998 and 1997, cash payments for interest expense were approximately $166,000 and $13,000, respectively.

m. New Financial Accounting Pronouncements

     SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" are effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standards upon their required effective dates. The effects of these new standards have not yet been determined.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

2. PRINCIPLES OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
n. Loss per Share

     The Company has adopted SFAS No. 128, "Earnings Per Share" ("EPS"), effective for the quarter ending December 31, 1997 and has restated its earnings per share disclosure for all prior periods presented to comply with SFAS No.
128. Under SFAS No. 128, primary EPS is replaced by "Basic" EPS, which excludes dilution and is computed by dividing income/loss available to common shareholders by the weighted average number of common shares outstanding for the period. "Diluted" EPS, which is computed similarly to fully diluted EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. When dilutive, stock options are included as share equivalents in computing diluted earnings per share using the treasury stock method.

     Prior to adoption of SFAS No. 128, the Company computed net loss per share in accordance with APB No. 15 and Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB No. 83). Pursuant to SAB No. 83, common stock issued for consideration below the offering price of $5.00 per share (the "Offering Price") and stock options and warrants issued with exercise prices below the Offering Price during the twelve-month period preceding the IPO, were previously included in the calculation of common stock, using the treasury stock method, as if they were outstanding for all periods presented (the "Cheap Shares"). The effect of adopting SFAS No. 128 was to decrease the weighted average shares outstanding by 460, 548 shares for the periods ended June 30, 1997 and prior, as the Cheap Shares are no longer includable in the calculation of earnings per share. The effect of adoption of SFAS No. 128 was to increase the loss per share by $0.35 for the year ended June 30, 1997.

     Dilutive securities of 4,477,170 and 963,282 shares are not included in the calculation of diluted EPS in the years ending June 30, 1998 and 1997, respectively, because they are antidilutive.

o. Reclassifications

     Certain 1997 financial statement amounts have been reclassified to conform to the 1998 presentation.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

3. CAPITALIZED PRODUCTION COSTS

     Capitalized production costs, net of amortization, are summarized as follows:

Produced programs..................................  $  683,597
FMS film library acquired..........................     376,762
Licensed films.....................................     238,575
                                                     ----------
                                                      1,298,934
Amortization.......................................    (349,149)
                                                     ----------
  Net capitalized production costs.................     949,785
Productions in progress............................       7,677
                                                     ----------
Net production costs...............................  $  957,462
                                                     ==========

     Based on the Company's estimates of future showings, 75 percent of the costs will be amortized within the next three years.

4. NOTE PAYABLES

     During July and August 1997, Recovery borrowed $605,250 under one year, 15 percent notes payable to unrelated parties. The notes provide for a minimum of $90,790 of interest. Recovery incurred $30,260 of deferred financing costs related to these notes. These notes were paid with the proceeds from the IPO (see Note 7c).

     During 1997 the Company issued $2,000,000 of promissory notes in connection with the Company's March 1997 private placement. The notes bear interest at 9 percent per annum (estimated effective rate is 125 percent) and were due on the earlier of the consummation of an initial public offering or one year. These notes and related interest were paid with the proceeds from the IPO.

     In July 1996, the Company issued $310,000 of 10 percent convertible debentures (a total of $120,000 to certain shareholders and Directors). In November and December 1996, certain note holders who converted their notes payable and exercised the resulting warrants, were given a reduced conversion rate of one share for each $3.68 in outstanding principal and interest. The warrant exercise price was also reduced to $2.32 per share (estimated market price at date of repricing). Original conversion rate and exercise price was $3.87. Notes totaling $250,000 in principal, accrued interest of $11,500 and the resulting warrants were converted into 213,098 shares of common stock. Cash of $330,000 was received when the warrants were exercised.

5. DEFERRED COMPENSATION

     During 1997, an officer and a former officer converted $74,000 in deferred compensation due them into 31,857 shares of common stock valued at $2.32 per share by the Company.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

6. INCOME TAXES

     The components of the net deferred income tax asset at June 30, 1998, are as follows:

Carryforward of net operating losses........................  $ 3,663,000
Development costs capitalized for tax purposes..............      403,000
Investment in RI not expensed for tax purposes..............      288,000
Other temporary differences.................................      131,000
                                                              -----------
                                                                4,485,000
Valuation allowance.........................................   (4,485,000)
                                                              -----------
Deferred income tax asset...................................  $        --
                                                              ===========

     The provision for income taxes of $2,545 and $1,800 for the fiscal years ended June 30, 1998 and 1997, respectively, consist only of the current state provision.

     Differences between the provision for income taxes and income taxes at the statutory federal income tax rate for the years ended June 30, 1997 and 1998 are as follows:

                                               1997                     1998
                                       ---------------------    ---------------------
                                         AMOUNT      PERCENT      AMOUNT      PERCENT
                                       -----------   -------    -----------   -------
Income tax benefit at federal
  statutory
  rate...............................  $(1,297,390)  (34.00)%   $(2,808,124)  (34.00)%
State taxes, net of federal income
  tax effect.........................        1,800     0.05           2,545     0.03
  Net operating losses and other
     deferred income tax assets not
     benefited.......................    1,297,390    34.00       2,808,124    34.00
                                       -----------   ------     -----------   ------
                                       $     1,800     0.05%    $     2,545     0.03%
                                       ===========   ======     ===========   ======

     As of June 30, 1998, the Company had approximately $9,900,000 of federal net operating loss carryforwards, which will expire in fiscal years ending 2008 to 2013. As of June 30, 1998, the Company had approximately $4,880,000 of California state net operating loss carryforwards, which will expire in fiscal years ending 2001 and 2003. Under SFAS No. 109, the Company has recorded valuation allowances against the realization of its deferred tax assets. The valuation allowance is based on management's estimates and analysis, which include the impact of tax laws which may limit the Company's ability to utilize its tax loss carryforwards.

     Additionally, pursuant to Internal Revenue Service code section 382, the Company's existing net operating loss carryforwards, and other deferred tax assets and liabilities, may be unavailable for future use due to significant ownership changes of Recovery's common stock.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

7. CAPITAL STOCK TRANSACTIONS

a. The $3.48 Placement

     During November 1996 through January 1997, Recovery issued 138,761 shares of common stock for cash of $483,500 ($3.48 per share). Recovery also issued 7,749 shares in consideration of services rendered in connection with such placement.

b. The March 1997 Private Placement

     In March 1997, Recovery consummated a private financing pursuant to which it issued 40 units of Recovery's securities at $50,000 per unit. The private financing included an aggregate of (i) $2,000,000 principal amount of promissory notes; (ii) 400,000 shares of common stock; and (iii) warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $4.00 per share, which was subsequently changed to $5.50 per share. The net proceeds for the offering were $1,512,654. A loan discount of $1,064,640 was recorded and allocated to the common stock issued and warrants granted in the private placement based upon the relative fair values of the debt and equity instruments issued. Amortization of $585,072 and $479,568 of the loan discount has been charged to operations as interest expense during 1997 and 1998, respectively. Offering costs of approximately $487,000 were incurred of which approximately $228,000 was capitalized as debt offering costs and amortized as interest expense in 1997 and 1998. The balance of $259,000 was charged to equity as cost of raising the equity proceeds.

c. Initial Public Offering

     On October 3, 1997, Recovery consummated its IPO pursuant to which it issued 2,415,000 units. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at $5.50 per share. The units were sold for $5.10 per unit for net proceeds of approximately $10,142,000.

d. 1998 Private Placement

     In June 1998, the Company issued (i) 808,377 shares of common stock for net proceeds of approximately $1,545,000, and (ii) warrants to purchase 70,000 shares of common stock at an exercise price of $5.50 per share through June 29, 2001 (the "1998 Private Placement"). The shares were issued at a 25 percent discount when compared to current public trading prices at the time of the placement. The Company placed or is to place 346,449 shares of common stock into escrow. Once shareholder approval is obtained, the shares and a warrant to purchase 30,000 shares will be released from escrow for net proceeds of approximately $720,000.

     The 1998 Private Placement also provides for additional shares of common stock to be issued pursuant to certain other provisions of the 1998 Private Placement agreement, including shares issuable for no additional consideration pursuant to certain reset rights (as defined in the agreement) and shares issuable for up to $3,000,000 pursuant to the put rights (as defined in the agreement).

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

7. CAPITAL STOCK TRANSACTIONS -- (CONTINUED)
e. Other Stock Transactions

     During April 1998, the Company entered into a consulting agreement whereby consulting services were to be rendered in exchange for 200,000 shares of common stock and options to purchase 200,000 shares of common stock. The securities are to vest through September 1998. No securities have been issued under the agreement, however, approximately 106,000 shares of common stock and options to purchase approximately 106,000 shares of common stock have vested as of June 30, 1998. In 1998, the Company has recorded compensation expense of approximately $522,000 related to this agreement.

     During November 1996 the exercise price of 67,157 options granted in fiscal year 1996 to three members of the Board of Directors was reduced to $2.32 (estimated market price at date of repricing) per share and vesting was accelerated so that all options became fully vested. At that time, the options to purchase 67,157 shares of common stock were exercised. Other options to purchase 6,458 shares of common stock at $2.32 per share were also exercised.

f. Other

     Effective February 10, 1997, the Company approved a one for 7.7432 reverse split of common stock. Unless otherwise indicated, all information relating to the number and price per share of common stock has been retroactively adjusted to reflect the stock split.

     In management's opinion, all of the above transactions have been recorded at the estimated fair market value of Recovery's common stock at the date of grant.

8. RELATED PARTY TRANSACTIONS

a. Compensation

     During fiscal years 1997 and 1998, cash payments of approximately $708,000 and $660,000, respectively, were made to shareholders and Directors, including affiliated companies, for compensation in connection with services rendered.

b. Shares issued to shareholders

     During October and November 1996, the Company issued existing shareholders a total of 43,050 shares of common stock valued by the Company at $2.32 per share for reimbursement of $100,000 of expenses paid for by these shareholders. During February and March 1997, other shareholder claims were settled for $100,000 and the shareholder surrendered 2,141 shares of common stock. When tendered in December 1996, the shares were valued at $4,973 ($2.32 per share) by the Company.

c. ATN Satellite Nesting Contract

     In April 1997, the Company entered into the Nesting Contract with ATN (a related company) under which ATN will provide the Company with satellite uplink, master

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

8. RELATED PARTY TRANSACTIONS -- (CONTINUED) control and other related services on its satellite transponder for two hours of broadcast time per day. The Nesting Contract expired on August 31, 1998.

     During 1997 and 1998, the Company made cash payments of $57,000 and $847,585, respectively to ATN.

9. EMPLOYMENT AGREEMENTS

     The Company and its wholly-owned subsidiary have entered into certain employment agreements with employees, shareholders and/or Directors. The agreements expire at various dates from September 30, 1998 to February 28, 2000. The agreements provide for minimum monthly cash compensation ranging from approximately $10,000 to $12,500, and quarterly commissions to an officer of $0.01 for each subscriber household, as defined, in excess of one million households.

     The employment agreements provide certain option rights and contain certain non-compete and severance pay clauses, as defined, in the agreements. Future minimum payments required under the amended and revised employment agreements are approximately $721,000 and $170,000 in fiscal years 1999 and 2000, respectively.

10. OPTIONS AND WARRANTS

Stock Options

     The Company has four stock option plans: the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Stock Option Plan, the 1997 Management Bonus Plan, and the 1998 Stock Plan. A total of 940,251 shares of common stock are reserved for issuance, pursuant to options granted and to be granted under these plans. 110,085 shares are available for grant under the plans as of June 30, 1997. Options pursuant to the 1996 and 1997 plans have fully vested as of June 30, 1998, resulting from change of control provisions being activated due to changes in the Board of Directors of the Company. Options under the 1998 plan generally vest over three years. All plan options generally expire in four to five years.

     The plans provide for option grants at exercise prices not less than the fair market value on the date of grant. All options granted under the 1996 plans were at an exercise price of $5.00 per share. All grants under the 1997 and 1998 plans were repriced, effective August 3, 1998, as the Board of Directors of the Company approved the repricing of options to purchase 806,746 shares granted under these two plans, certain non-plan options and an option granted after June 30, 1998. Such repricing was effected by offering to exchange new options with an exercise price of $1.56 per share, which was the fair market value of the common stock on the date of repricing, for the options then held by such optionees. The new options otherwise have identical terms and conditions as the current original options.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

10. OPTIONS AND WARRANTS -- (CONTINUED)
     Effective during fiscal year 1997, the Company granted non-plan options to acquire 110,423 shares of common stock for services rendered and pursuant to certain employment agreements. All options are fully vested as of June 30, 1998, resulting from change of control provisions being activated due to changes in the Board of Directors of the Company. All options expire in 2001.

     During 1997 and 1998, non-plan options to purchase 3,583 and 18,000 shares, respectively, of common stock were granted. The options' exercise prices are $5.00 per share in 1997 and $1.56 per share in 1998. Options vest monthly commencing July 1997 and April 1998. The options expire five years from the date of grant. During 1998, 1,000 of these options reverted back to the Company upon termination of employment of an optionee.

     During April 1998, the Company granted 106,250 non-plan options for consulting services at an exercise price of $3.00 per share. Options are vested when granted and expire in five years.

     The following is a summary of all options granted to employees, directors and consultants to acquire the Recovery's common stock as of June 30, 1998:

SHARES    EXERCISE   SHARES     SHARES       SHARES
GRANTED    PRICE     VESTED    EXERCISED   TERMINATED
-------   --------   -------   ---------   ----------
147,586..  $5.00     144,003       --         3,583
23,247..   $3.10      23,247       --            --
106,250..  $3.00     106,250       --            --
87,176..   $2.32      87,176       --            --
806,576..  $1.56     267,993       --        98,830

     The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock options plans and, accordingly, does not recognize compensation cost. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and loss per share would have been increased to the pro forma amounts indicated in the table below (in thousands, except per share amounts):

                                                 YEAR ENDED      YEAR ENDED
                                                JUNE 30, 1997   JUNE 30, 1998
                                                -------------   -------------
Net loss -- as reported.......................     $3,818          $8,262
Net loss -- pro forma.........................     $3,911          $8,532
Loss per share -- as reported.................     $(1.87)         $(1.91)
Loss per share -- pro forma...................     $(1.91)         $(1.97)

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

10. OPTIONS AND WARRANTS -- (CONTINUED)
     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                         1997      1998
                                                        -------   -------
Expected dividend yield...............................     0.00%     0.00%
Expected stock price volatility.......................     0.00%    72.32%
Risk free interest rate...............................     6.00%     6.00%
Expected life of options..............................  5 years   5 years

     The weighted average fair value of options granted during fiscal year 1998 is $1.00. During 1997, the weighted average fair value of options granted was $0.31.

Warrants

     At June 30, 1998, there were 3,350,498 warrants outstanding related to the Company's debt and equity offerings, including the IPO. 500,000 warrants are exercisable through March 2002 at $5.50 per share and 15,498 warrants are exercisable through March 1999 at $3.87 per share. 2,415,000 warrants were issued in connection with the Company's IPO and are exercisable through September 2002 at $5.50 per share. 420,000 underwriter warrants were also issued in connection with the IPO and are exercisable through September 2002 at $8.25 to $9.075 per share.

11. COMMITMENTS

a. Operating Leases

     During March 1997, the Company executed an operating lease agreement for its office facilities that expires in April 2002. Under the agreement, the Company has an option to extend the lease through May 2004. The lease requires that the Company also pay for certain insurance coverages and common area charges throughout the term of the lease. The aggregate minimum future commitments under operating leases are as follows:

                    YEAR ENDING JUNE 30,
                    --------------------
1999........................................................  $236,000
2000........................................................   247,000
2001........................................................   254,000
2002........................................................   225,000
                                                              --------
                                                              $962,000
                                                              ========

     Rent expense charged to operations in fiscal 1997 and 1998 were approximately $79,600 and $339,000, respectively.

                   THE RECOVERY NETWORK, INC. AND SUBSIDIARY

                                 JUNE 30, 1998

11. COMMITMENTS -- (CONTINUED)
b. Capital Leases

     The Company leases certain office equipment under a capital lease. At June 30, 1998, minimum lease payments under the terms of the lease agreement are as follows:

                 YEAR ENDING JUNE 30,
                 --------------------
1999..................................................  $22,350
2000..................................................   18,711
                                                        -------
                                                         41,061
Less amounts representing interest....................  (10,906)
Less Current portion..................................  (17,029)
                                                        -------
                                                        $13,126
                                                        =======

c. Transponder Contract

     In May 1998, the Company entered into a five year contract with Group W Network Services to provide program origination, master control operations, uplink and C-Band Satellite transponder services. The contract requires the Company to make monthly payments of approximately $85,000.

                           THE RECOVERY NETWORK, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                       MARCH 31,       JUNE 30,
                                                          1999           1998
                                                      ------------   ------------
                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash..............................................  $     90,829   $  2,219,145
  Accounts receivable, net..........................        73,535        254,750
  Current portion of capitalized
     Programming costs, net.........................       220,000        191,500
  Inventory.........................................        62,696         55,624
  Prepaid expenses..................................        35,032         59,220
                                                      ------------   ------------
          Total current assets......................       482,092      2,780,239
                                                      ------------   ------------
CAPITALIZED PROGRAMMING COSTS, net..................       515,586        765,962
FURNITURE AND EQUIPMENT, net........................       214,212        203,189
INVESTMENT IN JOINT VENTURE.........................       619,650             --
OTHER, net..........................................        70,085         35,530
                                                      ------------   ------------
                                                      $  1,901,625   $  3,784,920
                                                      ============   ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Notes payable.....................................  $    754,000   $         --
  Accounts payable and accrued liabilities..........     1,211,692        587,207
  Accrued professional fees.........................       206,805        131,647
  Accrued royalty expense...........................       476,837        322,630
  Current portion of capital lease obligation.......        17,029         17,029
  Due to joint venture..............................            --        224,500
                                                      ------------   ------------
          Total current liabilities.................     2,666,363      1,283,013
CAPITAL LEASE OBLIGATION, net of current portion....         6,005         13,126
                                                      ------------   ------------
          Total liabilities.........................     2,672,368      1,296,139
                                                      ------------   ------------
COMMITMENTS & CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $.01 par value:
     Authorized -- 25,000,000 shares
     Issued and outstanding, 9,657,336 shares at
       March 31, 1999, and 5,791,494 at June 30,
       1998.........................................        96,573         57,915
  Additional paid-in capital........................    19,619,517     17,050,969
  Prepaid consulting costs..........................      (687,029)      (461,250)
  Deficit...........................................   (19,799,804)   (14,158,853)
                                                      ------------   ------------
     Shareholders' equity (deficit).................      (770,743)     2,488,781
                                                      ------------   ------------
                                                      $  1,901,625   $  3,784,920
                                                      ============   ============

                           THE RECOVERY NETWORK, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                    THREE MONTHS ENDED          NINE MONTHS ENDED
                                        MARCH 31,                   MARCH 31,
                                 ------------------------   -------------------------
                                    1999         1998          1999          1998
                                 ----------   -----------   -----------   -----------
REVENUES.......................  $  268,433   $   281,665   $   947,392   $   409,202
                                 ----------   -----------   -----------   -----------
OPERATING EXPENSES (GAIN):
  Salaries and consulting......     866,021       773,781     3,153,255     1,460,824
  Marketing....................     233,401       467,758       396,506     1,125,607
  General and administrative...     222,274       460,141     1,592,613       980,008
  Programming..................     168,653       438,875     1,496,726       998,686
  Gain on investment in joint
     venture...................    (597,675)      167,400      (597,675)      317,400
  Cost of video and publication
     sales.....................      91,313        75,219       309,377        91,202
                                 ----------   -----------   -----------   -----------
          Operating expenses...     983,987     2,383,174     6,350,802     4,973,727
                                 ----------   -----------   -----------   -----------
     Loss from operations......    (715,554)   (2,101,509)   (5,403,410)   (4,564,525)
INTEREST EXPENSE...............    (285,375)       (5,584)     (299,253)     (770,841)
INTEREST INCOME................       2,000        48,191        62,686       125,363
                                 ----------   -----------   -----------   -----------
     Loss before provision for
       state income taxes......    (998,929)   (2,058,902)   (5,639,977)   (5,210,003)
PROVISION FOR STATE INCOME
  TAXES........................          --            --           974            --
                                 ----------   -----------   -----------   -----------
     Net Loss..................  $ (998,929)  $(2,058,902)  $(5,640,951)  $(5,210,003)
                                 ==========   ===========   ===========   ===========
LOSS PER SHARE INFORMATION:
Based and diluted loss per
  Share........................  $     (.14)  $      (.41)  $      (.75)  $     (1.27)
                                 ==========   ===========   ===========   ===========
Weighted average number of
  common and common equivalent
  Shares outstanding...........   7,142,575     4,980,250     7,566,733     4,116,757
                                 ==========   ===========   ===========   ===========

                           THE RECOVERY NETWORK, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
              FOR NINE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                           1999          1998
                                                        -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income loss.....................................  $(5,640,951)  $(5,210,003)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Amortization of notes payable discount.........      255,000       479,568
       Amortization of deferred offering and financing
          costs.......................................           --       130,529
       Amortization of and allowances for capitalized
          programming costs...........................      626,000       116,270
       Depreciation and amortization..................       90,056        53,589
       Common stock issued for services and interest
          expense.....................................      795,016            --
       Provision for doubtful accounts................           --         7,000
       (Gain) loss on investment in joint venture.....     (597,675)      317,400
  Changes in assets and liabilities:
     Accounts receivable..............................      181,215       (44,562)
     Inventory........................................       (7,072)       11,711
     Prepaid expenses.................................       24,188      (211,706)
     Other assets.....................................      (34,655)       (2,507)
     Capitalized programming costs....................     (249,917)     (332,812)
     Accounts payable and accrued liabilities.........      624,485      (124,948)
     Accrued professional fees........................       75,158      (284,784)
     Due to joint venture.............................      (74,500)           --
     Due to shareholders and directors................           --       (65,751)
                                                        -----------   -----------
          Net cash used in operating activities.......   (3,933,652)   (5,161,006)
                                                        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for purchase of FMS.......................           --       (34,383)
  Purchases of furniture and equipment................     (101,079)     (134,903)
  Investment in joint venture.........................     (150,000)     (317,400)
                                                        -----------   -----------
          Net cash used in investing activities.......     (251,079)     (486,686)
                                                        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings............................      499,000       574,990
  Payments on borrowings..............................           --    (2,605,250)
  Payments on capital lease obligations...............       (7,121)      (12,655)
  Proceeds from the issuance of common stock..........    1,664,536    10,715,355
  Deferred offering and financing costs incurred......     (100,000)     (343,558)
                                                        -----------   -----------
          Net cash provided by financing activities...    2,056,415     8,328,882
                                                        -----------   -----------
NET (DECREASE) INCREASE IN CASH.......................  $(2,128,316)  $ 2,681,190
CASH, beginning of period.............................    2,219,145        10,883
CASH FROM ACQUISITION OF FMS..........................                     17,893
CASH, end of period...................................  $    90,829   $ 2,709,966

                           THE RECOVERY NETWORK, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1999

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and the instructions to Form 10-QSB related to interim period financial statements. Accordingly, these condensed consolidated financial statements do not include certain information and footnotes required by generally accepted accounting principles for complete financial statements. However, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) which, in the opinion of management, are necessary in order to present the financial statements fairly. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements, and notes thereto, which are included in the Company's Registration Statement on Form SB-2 (File No. 333-61421 dated November 2, 1998), and the Company's Annual Report on Form 10-KSB, for the year ended June 30, 1998.

NOTE B -- ISSUANCE OF COMMON STOCK

     On September 24, 1998, and in connection with the 1998 Private Placement, the shareholders of the Company approved the issuance of 346,449 shares of common stock (including 13,115 shares of common stock for placement services) and a three year warrant to purchase 30,000 shares of common stock at $5.50 per share for gross proceeds of approximately $750,000.

     In October 1998, the 1998 Private Placement agreement was amended (the "Amendment"), whereby an additional 138,890 shares of common stock were issued. Total shares of common stock issued under the 1998 Private Placement, including the Amendment shares, were 1,250,000 shares, for gross proceeds of $2,500,000 (or $2.00 per share). Warrants to purchase an additional 400,000 shares of common stock were also granted at exercise prices ranging from $4.00 to $6.00 per share. These additional warrants were originally exercisable until December 2001. An amendment to the Amendment was executed in December 1998 whereby the expiration for the warrants was changed to January 4, 1999. The warrants expired without being exercised.

     Pursuant to the Amendment, 1998 Private Placement subscribers (the "Subscribers") agreed not to sell their 1,250,000 shares of common stock until December 21, 1998 (the "Lock-Up"), during which period the Subscribers had granted a transferable option to sell 900,000 of such shares at $3.00 per share (the "Option") to a minority shareholder of the Company. The Subscribers could have elected not to sell up to 450,000 shares of common stock under the Option. Had the Option been exercised, the Lock-Up would have been extended until February 16, 1999 for all unsold shares and Subscriber reset rights would have been forfeited. The Lock-Up and Option expired thereafter. Total expenses incurred in connection with these series of transactions in fiscal 1999 are approximately $100,000.

     The Company has issued 1,213,736 registered shares of common stock through March 31, 1999 pursuant to the Subscribers' reset rights.

                           THE RECOVERY NETWORK, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)
                                 MARCH 31, 1999

     Through March 31, 1999, certain warrants were exercised by paying the Company in cash. These exercises total 622,000 unregistered shares for $745,000.

     Through March 31, 1999, in connection with various consulting, service, severance and employment agreements, the Company granted a total of 1,314,867 shares (both registered and unregistered) of common stock to employees, former employees, consultants and other service providers. The fair value of these shares totaled approximately $1,073,000, of which $338,000 is recorded in prepaid consulting expenses as of March 31, 1999 and the remainder has been recorded in operating expenses.

     In March 1999, the Company settled an agreement with a service provider (recorded on the books as of June 30, 1998) whereby 200,000 shares of unregistered common stock that were previously agreed to be issued were not issued. In connection with this settlement, the Company reversed $625,000 of additional paid-in capital and previously recorded consulting expense of $344,000. In connection with this settlement, the 200,000 related unregistered stock options were re-issued to the principal of the service provider and repriced at $0.375 per share. The Company recorded additional paid-in capital and consulting expense of $22,000 due to the re-issuance of these options. Subsequent to March 31, 1999, 172,000 of these options were exercised (see Note I below).

NOTE C -- GRANTING OF STOCK OPTIONS AND WARRANTS

     In connection with $725,000 notes payable issued by the Company to a group of shareholders (the "Noteholders") in December 1998, the Company granted warrants to purchase 500,000 unregistered common shares at $0.01 per share. The pro-rata fair value of these warrants of approximately $326,000 is included in equity, with the debit being recorded as a debt discount and being amortized into interest expense through April 1999. Subsequent to quarter end, additional warrants were issued to the Noteholders in conjunction with renegotiating the due date of these notes (see Note I below).

     In connection with employee services and consulting arrangements, the Company has granted options to acquire a total of 442,165 shares of common stock (both registered and unregistered) to various employees, former employees and Board of Director members through March 31, 1999. These options have exercise prices between $0.59 and $2.00 per share and were generally immediately vested. The estimated value of certain non-employee options within this group of options, at the time of grant, totaled approximately $20,000 and has been included in equity.

     In connection with other consulting arrangements, the Company has issued warrants to acquire a total of 1,150,000 shares of common stock unregistered at exercise prices ranging from $1.00 to $4.00. Many of these warrants were repriced at prices ranging from $0.50 to $0.75 in an effort to encourage the exercise of these warrants. As noted above, 622,000 of these warrants have been exercised for $745,000 during the nine-month period ended March 31, 1999. The estimated value of these warrants at the time of grant (and/or repricing) is approximately $551,000, of which approximately $328,000 is recorded in

                           THE RECOVERY NETWORK, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)
                                 MARCH 31, 1999

prepaid consulting expenses as of March 31, 1999 and the remainder has been recorded in operating expenses

NOTE D -- ACQUISITION OF FMS

     On December 10, 1997, Recovery acquired 100 percent of the issued and outstanding common stock of FMS Productions, Inc. ("FMS"). The unaudited pro forma results of operations for the nine months ended March 31, 1998 (reflecting all adjustments which, in the opinion of management, are necessary for a fair presentation) as if the FMS acquisition was consummated on July 1, 1997 are as follows:

                                                                   FOR THE
                                                              NINE MONTHS ENDED
                                                                  MARCH 31,
                                                                    1998
                                                              -----------------
Pro forma total revenues....................................     $ 1,107,000
                                                                 ===========
Pro forma net loss..........................................     $(5,302,000)
                                                                 ===========
Pro forma weighted average number of common shares..........       4,142,931
                                                                 ===========
Pro forma loss per common share.............................     $     (1.28)
                                                                 ===========

NOTE E -- LOSS PER SHARE

     Net loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents during the periods presented. Options and warrants to purchase 5,450,835 shares of common stock (at prices ranging from $.01 to $9.075) and 3,378,282 shares of common stock (at prices ranging from $0.77 to $9.075) were outstanding as of March 31, 1999 and 1998, respectively, and were excluded from the computation of loss per share assuming dilution as they would have been anti-dilutive.

NOTE F -- SIGNIFICANT BUSINESS RISKS

GOING CONCERN

     The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has recurring losses from operations and has limited operating revenues, that raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through Internet, cable and other multimedia channels,
(3) to achieve a critical mass of viewers and/or visitors to attract advertisers and healthcare providers, and (4) to acquire and develop appropriate programming and/or content for distribution. The Company plans to raise additional working capital through private and public offerings. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved,

                           THE RECOVERY NETWORK, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)
                                 MARCH 31, 1999

the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

     The financial statements do not include any adjustments related to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

GOVERNMENT REGULATIONS

     The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission (the "FCC"). Regulations governing the rates that can be charged to subscribers by cable systems, not in markets subject to effective competition from other multichannel video program distributors, could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity, or otherwise restrict their ability to add new programming (such as The Recovery Network). In addition, Federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial education TV stations); commercial leased access rules designating 10 to 15 percent of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating further channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relations between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the flexibility of the Company in its business dealings with outlets for its programming.

DEPENDENCE UPON GROUP W NETWORK SERVICES

     In May 1998, the Company entered into a five-year contract with Group W Network Service ("Group W"), a division of CBS Corporation, to provide program origination, master control operations, up-link and C-Band Satellite transponder services (the "Transponder Contract"). It is possible that Group W or Company affiliates could experience broadcast interruptions and equipment failures, which could last for a significant period of time. The Transponder Contract will allow the Company to broadcast 24 hours a day, rather than the 12 hours a day under the ATN nesting contract (the "Nesting Contract"). The Transponder Contract, however, does not provide the Company with access to subscribers as did the Nesting Contract.

     Through June 30, 1998, substantially all the households which received broadcast of The Recovery Network's programming were provided under the terms of the Nesting Contract. Starting September 1, 1998, the Company is entirely dependent on its own affiliate marketing efforts to obtain affiliate agreements with cable operators. Currently, the

                           THE RECOVERY NETWORK, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)
                                 MARCH 31, 1999

Company has carriage agreements with a number of major multi system operators and strategic cable systems throughout the country. Presently, the Company's programming in available on 34 cable systems serving approximately four million cable subscribers.

     On April 15, 1999, the Company entered into a settlement agreement with Group W. The Company settled its $513,072 obligation to Group W by issuing 500,000 shares of stock (with a fair value of $265,000), paying cash of $150,000 and agreeing to pay a note payable of $75,000 with 10% interest due December 1999. This Company realized a gain of $248,072 in connection with this settlement.

NOTE G -- RECOVERY INTERACTIVE, L.L.C. ("RI")

     In October 1998, the Company and TCI agreed to amend the joint venture to admit a new partner. Based on the amount of cash brought into the venture by this new partner for a minority interest, the Company was able to recompute the estimated fair value of its investment. In accordance with Staff Accounting Bulletin Topic 5H, the Company has recognized a gain of approximately $600,000, representing the per unit price received by RI from the new partner in excess of the Company's carrying value multiplied by the Company's new ownership percentage. This investment was sold after year end for an additional gain -- see Note I below.

NOTE H -- NEW FINANCIAL ACCOUNTING PRONOUNCEMENTS

     The Statement of Financial Accounting Standards No. (SFAS) 130 "Reporting Comprehensive Income" was adopted as of September 30, 1998. The implementation of SFAS 130 did not have an impact on the Company's results of operations. There were no adjustments to net loss to arrive at comprehensive income (loss).

NOTE I -- SUBSEQUENT EVENTS

ISSUANCE OF COMMON STOCK

     In April 1999, an option holder exercised 172,000 options at $0.375 per share by tendering a payment of $64,500 to the Company.

     The Company has embarked on a program to settle all accounts payable by issuing unregistered stock in lieu of a cash payment. Based on the market price of the stock on the date of settlement (less a 15% non-marketable discount), in April and May, 1999, the Company has issued 767,098 shares of stock (including shares issued to Group W) in settlement of $666,173 in liabilities. The Company is in the process of settling additional liabilities in a like manner.

     In April 1999, the Company granted to a director 900,000 shares of unregistered common stock for consulting services in connection with settling liabilities and raising additional capital. The fair value of this stock was approximately $394,000.

                           THE RECOVERY NETWORK, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)
                                 MARCH 31, 1999

STOCK OPTIONS AND WARRANTS

     In April 1999, the Company renegotiated the terms of its $725,000 notes payable to certain shareholders. In exchange for extending the due date to October 1999 (six months), the Company granted another 1,000,000 warrants at $0.01 per share. The pro-rata fair value of these additional warrants of approximately $240,000 is included in equity, with the debit being recorded as a debt discount and being amortized into interest expense through October 1999. Since March 31, 1999, 999,999 of these warrants have been exercised for $10,000.

     In April 1999, the Board of Directors approved the repricing of certain options (totaling 655,925 shares of common stock). Such repricing was effected by offering to exchange new options with a purchase price of $0.43 per share (the fair market value of the common stock on the date of repricing) for options then held by such optionees. The new options otherwise have identical terms as the old options.

     In April 1999, an additional 1,711,075 shares of common stock were issued to the Subscribers pursuant to the Reset provisions within the Agreement.

SALE OF INVESTMENT IN RECOVERYNET INTERACTIVE, L.L.C. ("RI")

     In April 1999, the Company entered into an agreement with third parties to sell its interest in RI for $850,000 and to receive its website back from RI. This transaction resulted in a gain of approximately $597,675 in the statement of operations. $230,000 of this gain was recorded in April 1999 and the remainder was recorded in March 1999.

ADDITIONAL FINANCING COMMITMENT/NASDAQ LISTING

     On June 10, 1999, the Company entered into a Subscription Agreement with certain subscribers wherein the Company would receive up to $500,000 in exchange for 500,000 shares of stock upon execution of the agreement (subscriptions received through June 25, 1999 total $350,000) and the Company's put option for an additional $1,500,000 in exchange for 1,500,000 shares of stock exercisable within two weeks after the Company gets re-listed on the NASDAQ SmallCap Market and other various conditions. The exercise of the put option is also contingent upon numerous other items. The Company's actual net proceeds through June 25, 1999 after repayment of a May 1999 promissory note of $50,000 and payment for legal costs, was approximately $275,000. In addition, the Subscription Agreement calls for shares to be issued to placement agents of 10% of the total shares subscribed (35,000 shares through June 25, 1999). The Subscription Agreement also calls for additional shares to be issued to placement agents pursuant to the put option of up to 150,000 shares.

     The Subscription Agreement contains reset rights and redemption features. Under the Subscription Agreement the Company will be required to issue within 60 days of the effective date (as defined in the agreement) warrants to the subscribers to acquire up to an additional 300,000 shares of stock at the rate of 15,000 shares per $100,000 invested. The Subscription Agreement also contains placement warrants to be issued to the placement agents of up to 250,000 shares (175,000 shares issued through June 25, 1999 at $0.35 per share) with an additional 750,000 shares upon exercise of the put option.

     The Company is waiting for a hearing date with NASDAQ to discuss the steps required for the Company to get relisted.

To the Board of Directors of FMS Productions, Inc.

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheet of FMS Productions, Inc. as of April 30, 1997 and 1996 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FMS Productions, Inc. as of April 30, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Bartlett, Pringle & Wolf, LLP

                             FMS PRODUCTIONS, INC.

                                 BALANCE SHEET
                            APRIL 30, 1997 AND 1996

                                     ASSETS

                                                             1997        1996
                                                           --------    --------
Current Assets:
  Cash:
     Unrestricted........................................  $ 12,122    $ 12,951
     Restricted..........................................     8,502       9,864
          Total cash.....................................    20,624      22,815
Accounts receivable, less allowance for uncollectible
  accounts of $18,500 in 1997 and 1996...................    78,353     108,758
     Other receivables...................................        --       1,620
     Inventories.........................................    48,168      42,334
Production costs, net of amortization of $457,399 and
  $450,953 for 1997 and 1996, respectively...............    55,410      56,497
     Prepaid expenses....................................     2,989       2,454
     Total current assets................................   205,544     234,478
Equipment:
     Machinery and equipment.............................    32,049      35,495
     Furniture and fixtures..............................    22,773      22,985
     Automobiles.........................................    28,500      28,500
     Office equipment....................................    14,784      14,306
                                                             98,106     101,286
     Less accumulated depreciation.......................   (88,043)    (89,883)
     Net equipment.......................................    10,063      11,403
Other Assets:
  Refundable deposits....................................     5,257       6,398
          Total Assets...................................   220,864     252,279

LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable.........................................  $ 65,849    $ 60,862
Accrued royalties........................................   160,428     156,155
Accrued payroll and related tax liabilities..............    33,681      38,225
Deferred revenue.........................................     7,181       8,765
Current portion of long term debt........................    12,205      38,208
Total current liabilities................................   279,344     302,215
Long term debt, net of current portion...................    22,846      29,057
Total liabilities........................................   302,190     331,272
Stockholders' Equity:
Common stock no par value; authorized 2,500 shares Issued
  and outstanding 100 shares.............................       700         700
Retained earnings (deficit)..............................   (82,026)    (79,693)
          Total stockholders' equity (deficit)...........   (81,326)    (78,993)
          Total liabilities and stockholders' equity.....   220,864     252,279

See accompanying notes

                             FMS PRODUCTIONS, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                  FOR THE YEARS ENDED APRIL 30, 1997 AND 1996

                                                           1996          1997
                                                        ----------    ----------
Net Sales.............................................  $1,180,926    $1,286,710
Cost of Sales.........................................     378,096       406,198
Gross profit..........................................     802,830       880,512
Operating
  Expenses Selling....................................     379,495       481,347
  General and administrative..........................     420,316       488,986
  Interest............................................      10,208        14,072
Total Operating Expenses..............................     810,019       984,405
Operating loss........................................      (7,189)     (103,893)
Other Income:
  Net gain on disposal of assets......................          --           112
  Interest Income.....................................         305           593
  Miscellaneous.......................................       5,351         5,000
Total other income....................................       5,656         5,705
  Loss before income taxes............................      (1,533)      (98,188)
  Provision for income taxes..........................        (800)         (800)
  Net loss............................................      (2,333)      (98,988)
  Retained earnings (deficit), beginning of year......     (79,693)       19,295
  Retained earnings (deficit), end of year............     (82,026)      (79,693)

See accompanying notes

                             FMS PRODUCTIONS, INC.

                            STATEMENT OF CASH FLOWS
                  FOR THE YEARS ENDED APRIL 30, 1997 AND 1996

                                                               1997       1996
                                                             --------   --------
Cash Flows from Operating Activities:
Net loss...................................................  $ (2,333)  $(98,988)
Adjustments to reconcile net loss to net cash provided
  (used) by operating activities:
  Depreciation and amortization............................    11,587     13,439
  Gain on disposal of assets...............................        --       (112)
Decrease (increase) in:
  Accounts receivable......................................    30,404     20,003
  Other receivables........................................     1,620         63
  Inventories..............................................    (5,834)    12,283
  Production costs.........................................    (5,359)      (781)
  Prepaid expenses and refundable deposits.................       606     27,049
Increase (decrease) in:
  Accounts payable.........................................     4,987      9,798
  Accrued royalties........................................     4,273     14,138
  Accrued payroll and related taxes........................     4,544      2,665
  Deferred revenue.........................................     1,584         --
Net cash provided (used) by operating activities...........    33,823     25,369
Cash Flows from Investing Activities:
  Purchase of equipment....................................    (3,800)    (5,053)
Net cash used in investing activities......................    (3,800)    (5,053)
Cash Flows from Financing Activities:
  Repayments under line of credit..........................        --    (42,500)
  Principal payments on long-term borrowing................   (32,214)   (28,946)
  Proceeds from long-term borrowing........................        --     34,494
Net cash used in financing activities......................   (32,214)   (36,952)
Net decrease in cash.......................................    (2,191)   (67,374)
Cash at beginning of year..................................    22,815     90,189
Cash at end of year........................................    20,624     22,815
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
  Interest.................................................    10,208     14,072
  Income taxes.............................................       800        800

See accompanying notes

                             FMS PRODUCTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A) Nature of Business

     FMS Productions, Inc., located in Carpinteria, California, is a nationwide distributor of educational films and videos. The Company grants credit to its customers including educational, correctional, and counseling institutions throughout the United States, many of which rely on governmental funding.

B) Restricted Cash

     Restricted cash represents amounts received from third parties for the production of films.

C) Inventories

     Inventories are stated at the lower of cost (first in, first out) or market (net realizable value).

D) Equipment

     Equipment is stated at cost with depreciation provided over the estimated useful lives utilizing the straight line and 150% declining balance methods.

     The estimated useful lives of all of the assets range from five to seven years.

E) Production Costs

     Production costs consist of negative costs, which are the costs the Company incurs to produce a film, and other production costs that the Company incurs to produce books and cassette tapes.

     Negative costs are amortized under the individual film-forecast-computation method. This method amortizes the film costs in relation to an estimate of the film's revenues over the sales life of the film. Other production costs are amortized in a similar manner. It is reasonably possible that those estimates of anticipated gross revenues will be reduced in the near term.

     As a result, the carrying amount of the capitalized production costs would be reduced.

F) Income Taxes

     Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between methods of depreciating fixed assets, allowances for doubtful accounts, and reporting of lawsuit settlement expense for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences, which will be deductible when the assets are recovered. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

                             FMS PRODUCTIONS, INC.

G) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- INVENTORIES

     Amounts included in inventory are as follows:

                                                              1996       1997
                                                             -------    -------
Pre-production costs.......................................  $ 1,836    $   677
  Finished goods...........................................   46,332     41,657
                                                              48,168     42,334

NOTE 3 -- NOTES PAYABLE AND LONG-TERM DEBT

     The note payable represents a line of credit secured by accounts receivable, business assets, inventories and a trust deed on property owned by a stockholder under a general security agreement. The note was paid off on February 16, 1996. The company had available a $50,000 line of credit which expired August 15, 1996.

     At April 30, 1996 the Company was in violation of certain restrictive covenants of its loan agreement with the bank under its term loan. Therefore, the term loan is classified as current as of April 30, 1996.

                             FMS PRODUCTIONS, INC.

     Long-term debt is summarized as follows:

                                                              1997       1996
                                                             -------    -------
Unsecured 9% note payable to a stockholder of the Company,              $ 4,612
payments of principal and interest due in monthly
installments of $532, note was due in full and paid by
January 1, 1997
Loan payable to bank in monthly principal installments of    $ 5,993     18,497
$1,042 plus interest. The interest rate is the Wall Street
Journal prime rate plus 2%, which equaled 10.5% and 11% at
April 30,1997 and 1996, respectively. The loan is secured
by all corporate assets and a Company officer's home. The
company officer is a guarantor
Lawsuit settlement, payable in monthly installments of                    9,662
$1,000, including interest, plus a final payment of $3,000,
which was paid in full December 1, 1996. Interest is
imputed at 8% based on the Company's incremental borrowing
rate
13.4% note payable to a stockholder of the Company in         29,058     34,494
monthly principal and interest payments of $811. Note is
due in full on February 25, 2001. The note is secured by
accounts receivable, inventories and all other assets of
the Company. The loan is subordinate to the loan payable to
the bank described above
          Total long-term debt                                35,051     67,265
Less current portion of long-term debt                        12,205     38,208
Lon-term debt, net of current portion                         22,846     29,057

     Principal repayments are scheduled as follows for the years ending April
30:

1998..........................  $12,205
1999..........................    7,097
2000..........................    8,106
2001..........................    7,643
                                 35,051

NOTE 4 -- LEASE COMMITMENTS

     The Company leases its facilities and equipment under month to month operating lease arrangements. The total expense for the year ended April 30, 1997 and 1996 was $47,378 and $50,390, respectively.

NOTE 5 -- INCOME TAXES

     Temporary differences giving rise to the deferred tax assets consist primarily of the excess of depreciation for financial reporting purposes over the amount for tax purposes, allowances for accounts receivable reported differently for financial reporting and tax purposes, and lawsuit settlement expense accounted for differently for financial reporting and tax purposes.

                             FMS PRODUCTIONS, INC.

     The provision for income taxes consists of:

                                                              1997       1996
                                                             -------    -------
Current tax expense -- State...............................  $   800    $   800

     The net deferred tax assets include the following components:

                                                              1997       1996
                                                             -------    -------
Deferred tax assets
  Federal..................................................  $29,346    $30,415
  State....................................................   12,252     12,888
Deferred tax asset valuation account
  Federal..................................................  (29,346)   (30,415)
  State....................................................  (12,252)   (12,888)
Total deferred tax asset...................................        0          0
Valuation allowance, beginning of year.....................   43,303     23,808
Increase (decrease) in allowance...........................   (1,705)    19,495
Valuation allowance, end of year...........................   41,598     43,303

     The Company has available at April 30, 1997 an unused operating loss carryforward of approximately $206,000 which may be applied against future federal taxable income; and approximately $142,000 which may be applied against future state taxable income. These operating loss carryforwards expire in the years ending April 30, 2011 and 2001, respectively.

NOTE 6 -- DEPRECIATION AND AMORTIZATION EXPENSE

     Included in the financial statements for the years ending April 30 are:

                                                              1997       1996
                                                             -------    -------
Depreciation expense.......................................  $ 5,140    $ 5,380
Amortization of production costs...........................    6,447      8,059
                                                              11,587     13,439

NOTE 7 -- RELATED PARTY TRANSACTIONS

     The Company purchased consulting services from a 20% shareholder. For the year ending April 30, 1996, the Company paid this shareholder $10,800. There were no amounts paid to this shareholder during the year ending April 30, 1997. Amounts due to this shareholder and included in trade payables totaled $1,350 as of April 30, 1997 and 1996.

     Also included in trade payables are amounts due to shareholders and employees for unreimbursed expenses totaling $13,813 as of April 30, 1997.

                             FMS PRODUCTIONS, INC.

NOTE 8 -- EMPLOYMENT CONTRACT

     The Company has entered into an employment contract with its president through June 30, 1999 that provides for a minimum annual salary of $65,000 plus a bonus based on the Company's attainment of specified levels of sales and earnings. In addition, if the president is terminated for other than cause as specified in the terms of the contract, the president will be paid severance in an amount equal to his base salary payable from the date of the event causing the termination through the expiration date of the agreement plus two times his bonus for the immediately preceding year. In no event will the amount of severance payable be less than his base salary for the twelve month period immediately preceding the date of such termination plus two times his bonus for the immediately preceding fiscal year, if any such termination is made with in the final twelve months of the term of the employment contract.

NOTE 9 -- SUBSEQUENT EVENT

     The Company received a letter of intent form a potential buyer who would acquire all of the outstanding stock of the Company, subject to certain conditions, in exchange for the issuance of the purchasing company's common stock to the shareholders of FMS Productions, Inc.

     The Company's shareholders have accepted this offer. After closing, the Company would be a wholly owned subsidiary of the purchasing company.

NOTE 10 -- GOING CONCERN

     The Company experienced significant declines in sales during the years ended April 30, 1997 and 1996. In addition, as of April 30, 1997 and 1996, total liabilities exceeded total assets. As mentioned in Note 9, the Company's shareholders have accepted an offer to sell all of their outstanding stock. In addition, management has undertaken a cost reduction plan that has reduced monthly operating expenses. The success of the pending sale of the Company and management's cost reduction plan, as well as increasing sales and the Company's continued ability to obtain necessary short and long-term financing, will be critical factors in the Company's ability to continue as a going concern.

                           THE RECOVERY NETWORK, INC.

               PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                                 JUNE 30, 1998
                                  (UNAUDITED)

     The following unaudited pro forma condensed combining statements of operations for the year ended June 30, 1998 illustrate the effect of the acquisition by the Company of FMS Productions, Inc. (FMS) on December 10, 1998 for total consideration of $225,490. Consideration included 44,000 shares of the Company's common stock valued at $209,000 ($4.75 per share) and a net cash payment of $16,490. The FMS acquisition is being accounted for as a purchase, with the assets acquired and liabilities assumed being recorded at estimated fair market value. The unaudited pro forma combining statements of operations assumes that this transaction occurred at the beginning of the period presented.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The acquisition of FMS has been recorded based upon the estimated fair market value of the tangible assets acquired at the date of acquisition. The adjustments included in the unaudited pro forma combining financial statements represents the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

     The unaudited pro forma combining financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma combining financial statements should be read in conjunction with the historical financial statements of the Company and FMS, together with the related notes thereto, included elsewhere in this Prospectus and the Registration Statement of which this Prospectus is a part.

                             PMS PRODUCTIONS, INC.
                      CONDENSED BALANCE SHEET (UNAUDITED)
                                OCTOBER 31, 1997


                                     ASSETS
CURRENT ASSETS
  Cash ............................................................... $ 34,867
  Accounts receivable, less allowance for uncollectible
    accounts of $18,500 ..............................................   55,172
  Inventories ........................................................   85,876
  Productions costs, net of amortization of $462,121 .................   53,331
  Prepaid expenses ...................................................    9,866
                                                                       --------
      Total current assets ...........................................  239,112
FURNITURE AND EQUIPMENT, net .........................................   11,175
REFUNDABLE SECURITY DEPOSIT ..........................................    5,257
                                                                       --------
                                                                       $255,544
                                                                       ========
LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable ................................................... $ 83,007
  Accrued royalties ..................................................  160,172
  Accrued payroll and related tax liabilities ........................   16,579
  Deferred revenue ...................................................    7,146
  Current portion of long-term debt ..................................    6,212
                                                                       --------
      Total current liabilities ......................................  273,116

LONG-TERM DEBT, net of current portion ...............................   19,333
                                                                       --------
      Total liabilities ..............................................  292,449
                                                                        --------

COMMITMENT & CONTINGENCIES
SHAREHOLDERS' DEFICIT:
  Common stock, no par value:
    Authorized 2,500 shares
    Issued and outstanding 100 shares ................................      700
  Accumulated deficit ................................................  (37,605)
                                                                       --------
    Shareholders' deficit ............................................  (36,905)
                                                                       --------
                                                                       $255,544
                                                                       ========

  The accompanying notes are an integral part of this condensed balance sheet.

                             FMS PRODUCTIONS, INC.
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)
           for the Six Month Periods Ended October 31, 1997 and 1996

                                                              1997        1996
                                                            --------    --------
Net Sales                                                   $698,195    $648,641
Cost of Sales                                                210,768     192,913
                                                            --------    --------
Gross profit                                                 487,427     455,728
                                                            --------    --------
Operating Expenses
      Selling                                                225,240     197,671
      General and administrative                             216,405     212,884
      Interest                                                 3,661       4,949
                                                            --------    --------
           Total operating expenses                          445,306     415,504
                                                            --------    --------
           Operating income                                   42,121      40,224
Other income                                                   3,100          --
                                                            --------    --------
Income before provision for income taxes                      45,221      40,224
      Provision for income taxes                                 800         800
                                                            --------    --------
           Net income                                       $ 44,421    $ 39,424
                                                            ========    ========

                 The accompanying notes are an integral part of
                          these condensed statements.

                             FMS PRODUCTIONS, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
            For the Six Month Period Ended October 31, 1997 and 1996

                                                   1997                1996
                                                  -------             -------
Net cash provided by operating activities         $27,596             $24,880
                                                  -------             -------
Cash flows from investing activities
     Purchases of equipment                        (3,847)             (3,362)
                                                  -------             -------
Cash flows from financing activities
     Principal payments on borrowings              (9,506)            (17,915)
                                                  -------             -------
Net increase in cash                               14,243               3,603
Cash, beginning of period                          20,624              22,815
                                                  -------             -------
Cash, end of period                               $34,867             $26,418
                                                  =======             =======

                 The accompanying notes are an integral part of
                          these condensed statements.


                             FMS PRODUCTIONS, INC.
              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                October 31, 1997

Note 1    Unaudited Information as of October 31, 1997
     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principals for interim financial statements and the Securities and Exchange Commission's Rule 10-1, "Interim Financial Statements." Accordingly, these unaudited condensed financial statements do not include certain information and footnotes required by generally accepted accounting principles for complete financial statements. However, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normally recurring accruals) which, in the opinion of management, are necessary in order to present the financial statements fairly. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. These unaudited condensed financial statements should be read in conjunction with FMS Productions, Inc.'s audited financial statements and notes thereto included in the Form 8-K/A.

Note 2 -- Inventories

          Inventories primarily consist of finished goods and are stated at the lower of cost (first-in, first-out) or market (net realizable value).

                           THE RECOVERY NETWORK, INC.

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 1998

                                            RECOVERY
                                           NETWORK(1)     FMS(2)    ADJUSTMENTS   CONSOLIDATED
                                           -----------   --------   -----------   ------------
REVENUES:
Advertising..............................  $   150,780         --          --     $   150,780
Video and publication....................      694,078    698,195          --       1,392,273
Other....................................       49,900         --          --          49,900
Total revenues...........................      894,758    698,195          --       1,592,953
OPERATING EXPENSES
Salaries and consulting..................    3,346,720    272,606      19,500(3)    3,638,826
Marketing................................      497,467     82,828          --         580,295
General and administrative...............    2,326,807     83,111          --       2,409,918
Programming..............................    1,543,997         --          --       1,543,997
Loss on investment in joint venture......      592,500         --          --         592,500
Cost of book and publication sales.......      216,889    210,768      30,000(4)      457,657
Operating expenses.......................    8,524,380    649,313      49,500       9,223,193
Income (loss) from operations............   (7,629,622)    48,882     (49,500)     (7,630,240)
INTEREST EXPENSE.........................     (775,611)    (3,661)      2,000(5)     (777,272)
INTEREST INCOME..........................      146,044         --          --         146,044
Income (loss) before provisions for
  income taxes...........................   (8,259,189)    45,221     (47,500)     (8,261,468)
PROVISION FOR STATE
INCOME TAXES.............................       (2,545)      (800)         --          (3,345)
Net income (loss)........................   (8,261,734)  $ 44,421     (47,500)     (8,264,813)
LOSS PER SHARE INFORMATION:
Loss per share and loss per share
  assuming dilution......................        (1.91)                    --           (1.90)
Weighted average number of common and
  common equivalent shares outstanding...    4,336,405                 19,650(6)    4,356,055

-------------------------
(1) Includes the historical results of operations of the Company for the year ended June 30, 1998, which includes the results of FMS from the date of acquisition (December 10, 1997).

(2) Includes the historical results of operations of FMS for the period from May 1, 1997 through October 31, 1997.

(3) Increase in officers' salaries based upon new employment agreements.

(4) Amortization of FMS's television rights

(5) Reduction in interest expense due to retirement of note payable to FMS Shareholder.

(6) Increase in weighted average shares to acquire FMS as if consummated on July 1, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The articles of incorporation of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the articles of incorporation and the corporation law of the State of Colorado, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

     As permitted by the Colorado Business Corporation Act, the Articles of Incorporation provide that directors and officers of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 7-108-403 of the Colorado statute relating to unlawful distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation also provide (subject to certain exceptions) that the Registrant shall, to the maximum extent permitted form time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Registrant's bylaws require the Registrant to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Registrant for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Registrant for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses, which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee and the NASD filing fee, all amounts shown are estimates.

Registration fee
Nasdaq listing expenses fee
Blue sky fees and expenses (including legal and filing fees)
Printing expenses (other than stock certificates)
Legal fees and expenses (other than Blue Sky)
Accounting fees and expenses
Miscellaneous expenses
                                                              --------
  Total
                                                              ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     During the period from July 1996 through October 1996, the Registrant sold 10% Convertible Promissory Notes (the "Convertible Notes") in the aggregate principal amount of $310,000. From November 1996 through January 1997, Convertible Notes in the aggregate principal amount of $250,000 and interest of approximately $11,500 were converted into an aggregate of 71,033 shares of Common Stock. The noteholders also received and exercised warrants for 142,065 shares of Common Stock resulting in proceeds to the Registrant of approximately $330,000. The remaining outstanding Convertible Note in the principal amount of $60,000 was repaid in March 1997 from the net proceeds of a private financing (the "Private Financing"), and in connection with such repayment the Registrant issued to the holder warrants to purchase 15,498 shares of Common Stock, exercisable at a price of $3.87 per share. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In October 1996, the Registrant issued to two shareholders of the Registrant 16,144 shares of Common Stock valued at $2.32 per share for consulting services rendered by such shareholders, and the Registrant issued 7,749 shares of Common Stock valued at $3.48 per share for consulting services. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

     During October and November 1996, an officer and a former officer of the Registrant were issued 43,050 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Registrant, and the Registrant reduced the exercise price of 73,615 options from $3.87 to $2.32 and all of such options were exercised. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     From October 1996 through January 1997, the Registrant sold 138,761 shares of Common Stock for a price per share of $3.48 for proceeds of approximately $483,500. The Registrant issued 7,749 shares in consideration of services rendered in connection with such offering. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In November 1996, the Registrant issued 31,857 shares of Common Stock, valued at $2.32 per share to officers of the Registrant upon conversion of deferred compensation earned by such officers. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In November 1996, the Registrant issued 6,888 shares of Common Stock valued at a price of $2.90 upon the conversion of a promissory note. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In March and April 1997, the Registrant sold to 21 "accredited investors" in the Private Financing an aggregate of (i) $2,000,000 principal amount of promissory notes (the "Financing Notes") which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock; and (iii) warrants (the "Financing Warrants") to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.50 per share. Whale Securities, L.P., the underwriter in the Registrant's initial public offering, acted as placement agent in connection with the Private Financing and received a placement agent fee of $200,000 in connection with such offering. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated under the Securities Act.

     In June 1997, the Registrant sold $605,250 aggregate principal amount of promissory notes which bear interest at 15% due on the earlier of two business days after the consummation of the Registrant's initial public offering and July 2, 1997. The lender received an origination fee of 5% paid out of the proceeds of the note. In issuing the note, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In June 1998, the Registrant issued (i) 1,111,110 shares of Common Stock, valued at $2.25 per share, to 7 "accredited investors" and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share (the "Private Placement"). In issuing such securities, the Registrant relied on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

     In June 1998, the Registrant issued 43,716 shares of Common Stock as partial compensation to the placement agents in the Private Placement. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

     In October 1998, the Registrant issued a total of 58,000 shares of Common Stock, options to purchase 400,000 shares of Common Stock, 50,000 of which are exercisable at $2.50 per share and 350,000 of which are exercisable at $2.00 per share, in connection with various consulting and service agreements. If all options and warrants were exercised, proceeds from the exercise of the stock options and warrants would be $825,000. As of March 30, 1998, a total of $775,000 of the options had been exercised

     On December 7, 1998, the Registrant entered into an agreement with G. Howard Associates, Inc. ("Howard") wherein Howard would represent The Recovery Network, Inc., on an exclusive basis with respect to certain investors in connection with raising capital for the Company. An April amendment expanded Howard's representation of The Recovery Network, Inc. Pursuant to this amendment, Howard received 900,000 newly issued shares of the Common Stock and a reduction in warrants held by Howard and/or George Henry.

     In December 1998, in connection with $725,000 notes payable by the Registrant, warrants to purchase 500,000 unregistered shares at $0.01 per share were issued to a group of shareholders (the "Noteholders"). In April 1999, the Company renegotiated the terms of the $725,000 notes payable to certain shareholders. In exchange for extending the due date to October 1999 (six months), the Company granted another 1,000,000 warrants at $0.01 per share. As of June 11, 1999, a total of $10,000 of the warrants had been exercised.

     For the months of February, March and April, executive officers and other employees of The Recovery Network, Inc. received stock in lieu of salaries.

     In March 1999, in connection with an aggregate $100,000 investment by certain investors, the Registrant issued notes convertible into Common Stock of the Company.

     In June 1999, the Registrant issued 350,000 shares of Common Stock, valued at $1.00 to five investors and 35,000 shares of Common Stock and 175,000 placement warrants exercisable at $0.35 per common share, as partial compensation to the placement agents in the Private Placement. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS

NUMBER                      DESCRIPTION OF EXHIBIT
------                      ----------------------
  2.1    Form of Subscription Agreement between Registrant and each of Austost Anstalt Schann, Balmore Funds, S.A., Amro
         International, S.A., and Nesher, Inc. dated as of June 11, 1999.*
  2.3    Funds Escrow Agreement between Registrant and each of Austost
         Anstalt Schaan, Balmore Funds S.A., Amro International, S.A., and
         Nesher, Inc. dated as of June 11, 1999.*
  2.4    Shares Escrow Agreement between Registrant and each of Austost
         Anstalt Schaan, Balmore Funds S.A., Amro International, S.A., and
         Nesher, Inc. dated as of June 11, 1999.*
  2.5    Agreement and Plan of Merger dated as of December 10, 1997 among the Registrant, Recovery Direct, Inc., FMS
         Productions, Inc. and each of John Frederick, P. Randall
         Frederick, Jan Smithers, Joe C. Wood, Jr., Sharon R. Irish
         and Charles S. Sapp.++
  3.1    Articles of Incorporation of the Registrant.**
  3.2    By-Laws of the Registrant.**
  4.1    Specimen Certificate of the Registrant's Common Stock.**
  4.2    Form of Redeemable Warrant Agent Agreement (including Form of Redeemable Warrant).**
  4.3    Form of Underwriter's Warrant Agreement (including Form of
         Underwriter's Warrant).**
  4.5    Amendment to 1996 Employee and Consultants Stock Option
         Plan.**
  4.6    1996 Board of Directors and Advisory Board Stock Option
         Plan.**
  4.7    Amendment to 1996 Board of Directors and Advisory Board
         Stock Option Plan.**
  4.8    1997 Management Bonus Plan.**
  4.9    Amendment to 1997 Management Bonus Plan.**
 4.10    Form Stock Option Contract.**
 4.11    Form of Promissory Note issued by the Registrant on July 2,
         1997.**
 4.12    1998 Stock Plan.++
 4.13    Form of Warrant.*

NUMBER                      DESCRIPTION OF EXHIBIT
------                      ----------------------
 4.14    Form of Registration Rights Agreement dated December 10,
         1997 between the Registrant and each of the sellers.++
  5.1    Opinion of Beckman, Millman & Sanders, LLP.*
 10.2    Channel Nesting Agreement between the Registrant and Access
         Television Network, Inc. dated as of April 10, 1997.**
 10.9    License Agreement between RecoveryNet Interactive, L.L.C.
         and Merit Behavioral Care Corporation dated as of May 1,
         1997.**
 21.1    List of Subsidiaries.**
 23.1    Consent of Arthur Andersen LLP.
 23.2    Consent of Bartlett, Pringle & Wolf, LLP
 23.3    Consent of Parker Chapin Flattau & Klimpl, LLP (included in
         Exhibit 5.1).*
 24.1    Power of Attorney (see page II-4).

-------------------------
*    To be filed by amendment.

** Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form SB-2, file number 333-27787.

+ Incorporated by Reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 29, 998.

++ Incorporated by Reference to Exhibit 2.1 to the Registrant's December 15, 1997 Form 8-K.

++++ Incorporated by Reference to Exhibit 4.1 to the Registrant's December 15,
     1997 Form 8-K.

ITEM 28. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the Information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserting by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in Santa Monica County, State of California, on the 30th day of June, 1999.

                                          THE RECOVERY NETWORK, INC.

                                          By:      /s/ WILLIAM D. MOSES
                                             -----------------------------------
                                                      William D. Moses
                                                          President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Moses, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                  SIGNATURE                               TITLE                  DATE
                  ---------                               -----                  ----

             /s/ GEORGE H. HENRY                  Chairman of Executive      June 30, 1999
---------------------------------------------     Committee and Director
               George H. Henry

            /s/ WILLIAM D. MOSES                President and Chairman of    June 30, 1999
---------------------------------------------     the Board of Directors
              William D. Moses

               /s/ STACEY ROMM                   Chief Financial Officer     June 30, 1999
---------------------------------------------
                 Stacey Romm

              /s/ BRAD PAROBEK                           Director            June 30, 1999
---------------------------------------------
                Brad Parobek

                  SIGNATURE                               TITLE                  DATE
                  ---------                               -----                  ----
              /s/ JAY HANDLINE                           Director            June 30, 1999
---------------------------------------------
                Jay Handline

         /s/ CHARLOTTE SCHIFF JONES                      Director            June 30, 1999
---------------------------------------------
           Charlotte Schiff Jones

                                 EXHIBIT INDEX

NUMBER                     DESCRIPTION OF EXHIBIT
------                     ----------------------
 2.1    Form of Subscription Agreement between Registrant and each of Austost Anstalt Schann, Balmore Funds, S.A., Amro
        International, S.A., and Nesher, Inc. dated as of June 11, 1999.*
 2.3    Funds Escrow Agreement between Registrant and each of Austost
        Anstalt Schaan, Balmore Funds S.A., Amro International, S.A., and
        Nesher, Inc. dated as of June 11, 1999.*
 2.4    Shares Escrow Agreement between Registrant and each of Austost
        Anstalt Schaan, Balmore Funds S.A., Amro International, S.A., and
        Nesher, Inc. dated as of June 11, 1999.*
 2.5    Agreement and Plan of Merger dated as of December 10, 1997 among the Registrant, Recovery Direct, Inc., FMS
        Productions, Inc. and each of John Frederick, P. Randall
        Frederick, Jan Smithers, Joe C. Wood, Jr., Sharon R. Irish
        and Charles S. Sapp.++
 3.1    Articles of Incorporation of the Registrant.**
 3.2    By-Laws of the Registrant.**
 4.1    Specimen Certificate of the Registrant's Common Stock.**
 4.2    Form of Redeemable Warrant Agent Agreement (including Form of Redeemable Warrant).**
 4.3    Form of Underwriter's Warrant Agreement (including Form of
        Underwriter's Warrant).**
 4.5    Amendment to 1996 Employee and Consultants Stock Option
        Plan.**
 4.6    1996 Board of Directors and Advisory Board Stock Option
        Plan.**
 4.7    Amendment to 1996 Board of Directors and Advisory Board
        Stock Option Plan.**
 4.8    1997 Management Bonus Plan.**
 4.9    Amendment to 1997 Management Bonus Plan.**
 4.10   Form Stock Option Contract.**
 4.11   Form of Promissory Note issued by the Registrant on July 2,
        1997.**
 4.12   1998 Stock Plan.++
 4.13   Form of Warrant.*
 4.14   Form of Registration Rights Agreement dated December 10,
        1997 between the Registrant and each of the sellers ++
 5.1    Opinion of Beckman, Millman & Sanders, LLP.*
10.2    Channel Nesting Agreement between the Registrant and Access
        Television Network, Inc. dated as of April 10, 1997.**
10.9    License Agreement between RecoveryNet Interactive, L.L.C.
        and Merit Behavioral Care Corporation dated as of May 1,
        1997.**
21.1    List of Subsidiaries.**
23.1    Consent of Arthur Andersen LLP.
23.2    Consent of Bartlett, Pringle & Wolf, LLP

NUMBER                     DESCRIPTION OF EXHIBIT
------                     ----------------------
23.3    Consent of Parker Chapin Flattau & Klimpl, LLP (included in
        Exhibit 5.1).*
24.1    Power of Attorney (see page II-4).

-------------------------
   * To be filed by amendment.

  ** Incorporated by reference to the same numbered exhibit to the Registrant's
     Registration Statement on Form SB-2, file number 333-27787.

   + Incorporated by Reference to Exhibit A to the Registrant's Definitive Proxy
     Statement on Schedule 14A filed by the Registrant on April 29, 998.

  ++ Incorporated by Reference to Exhibit 2.1 to the Registrant's December 15,
     1997 Form 8-K.

++++ Incorporated by Reference to Exhibit 4.1 to the Registrant's December 15,
     1997 Form 8-K.